                                                                    EXHIBIT 10.8


        LEASE BETWEEN SANTA ANITA REALTY ENTERPRISES, INC., AS LANDLORD,

                  AND AMERICAN MULTI-CINEMA, INC., AS TENANT,

                              COVERING PREMISES IN

                              ARCADIA, CALIFORNIA

                               TABLE OF CONTENTS
                               -----------------

        LEASE BETWEEN SANTA ANITA REALTY ENTERPRISES, INC., AS LANDLORD,
                   AND AMERICAN MULTI-CINEMA, INC., AS TENANT
                              COVERING PREMISES IN
                              ARCADIA, CALIFORNIA

ARTICLE                                                 PAGE
- -------                                                 ----

 1.  Attachments to Lease; Rent and Expense
     Rider and Exhibits ...............................   1

 2.  Definitions and Rules of Construction ............   3

 3.  Premises .........................................  16

 4.  Term .............................................  16

 5.  Delivery of Tenant's Building and
     Completion of Improvements .......................  17

 6.  Rent .............................................  19

 7.  Covenant of Title; Authority and
     Quiet Possession; Transfer of Title ..............  19

 8.  Use of Premises ..................................  23

 9.  Subletting and Assigning .........................  27

10.  Continued Possession of Tenant ...................  33

11.  Fixtures .........................................  34

12.  Utilities ........................................  35

13.  Governmental Compliance ..........................  36

14.  Repairs ..........................................  41

15.  Damage Clause ....................................  43

16.  Insurance, Indemnity, Waiver of
     Subrogation and Fire Protection ..................  51

17.  Landlord to Pay Taxes ............................  57

18.  Tenant's Real Estate Taxes .......................  57

19.  Alterations and Tenant's Liens ...................  57

20.  Tenant's Signs ...................................  60

21.  Condemnation .....................................  63

22.  Other Tenancies ..................................  66

23.  Project Entity ...................................  68

24.  Common Facilities ................................  72

25.  Construction of Tenant's Building ................  78

26.  Opening of Tenant's Building .....................  78

27.  Options to Extend ................................  79

28.  Common Area Charge ...............................  81

29.  Other Theatres and Restrictions ..................  82

30.  Merchants Association ............................  84

31.  Landlord's Operating Covenants ...................  85

32.  Tenant's Covenant to Operate .....................  86

33.  Estoppel Certificate; Attornment
     and Priority of Lease; Subordination .............  89

34.  Default Clause and Self-Help .....................  91

35.  Access to Premises ...............................  96

36.  Force Majeure ....................................  97

37.  Remedies Cumulative; Legal Expenses;
     Time of the Essence ..............................  98

38.  Lease Not to be Recorded .........................  98

39.  Notices ..........................................  98

40.  Waiver of Performance and Disputes ...............  99

41.  Modification of Lease ............................ 103

42.  Captions and Lease Preparation ................... 104

43.  Lease Binding on Heirs, Etc. ..................... 104

44.  Brokers .......................................... 104

45.  Tenant's Financial Information ................... 105

46.  WAIVER OF TRIAL BY JURY .......................... 105

47.  Mortgagee Protection Clause ...................... 106

48.  Limitation on Tenant's Recourse .................. 107

49.  Real Estate Investment Trust ..................... 107

50.  No Partnership ................................... 108

51.  No Option ........................................ 108

52.  Legal Expenses ................................... 108

53.  Nondisclosure of Lease Terms ..................... 109

54.  Nondiscrimination ................................ 110

55.  Sale of Leased Premises .......................... 111

56.  Choice of Law .................................... 111

57.  Severability ..................................... 111

58.  Conditions Precedent ............................. 113

59.  Guaranty ......................................... 113

60.  Tenant's Expansion Right ......................... 113

ATTACHMENTS
- -------------------------------------------------------------

     RENT AND EXPENSE RIDER

     EXHIBIT A   -   Legal Description of Entertainment Center
                     Land

     EXHIBIT A-1 -   Legal Description of Tenant's Building Pad

     EXHIBIT B   -   Site Plans (Exhibits B-1 through B-5)

     EXHIBIT C   -   Description of Tenant's Building and
                     Construction Provisions

     EXHIBIT D   -   Permitted Exceptions

     EXHIBIT E   -   Guidelines for Structured Parking

     EXHIBIT F   -   Form of Lease Guaranty

     EXHIBIT G   -   Location of Tenant's Building and Tenant's
                     Expansion Area

                                   L E A S E
                                   ---------

          THIS LEASE, dated as of May 2, 1995, is made by and between SANTA ANITA REALTY ENTERPRISES, INC., a Delaware corporation, with an office at 301 West Huntington Drive, Suite 405, Arcadia, California 91007 ("LANDLORD"), and
                                                              --------
AMERICAN MULTI-CINEMA,INC., a Missouri corporation, with an office at 106 West 14th Street, Suite 1700, Kansas City, Missouri 64105 ("TENANT").

1.  ATTACHMENTS TO LEASE; RENT AND EXPENSE RIDER AND EXHIBITS.
- -------------------------------------------------------------

          Attached to this Lease and hereby made a part hereof are the following:

          RENT AND EXPENSE RIDER - a statement of the Annual Fixed Rent,
          ----------------------
Percentage Rent and common area and real estate tax charges, if any, which are to be paid by Tenant hereunder, together with provisions pertaining to the payment thereof.

          EXHIBIT A - A legal description of the tract of land constituting the
          ---------
land portion of the Entertainment Center.  The parties acknowledge that Exhibit
                                                                        -------
A references land additional to the land which is contemplated to comprise the
- -
Entertainment Center (the Entertainment Center land being outlined in black on Exhibits B-1, B-2 and B-3 hereto) and that Landlord intends to subdivide the
- ------------  ---     ---
land described on Exhibit A into smaller parcels one or more of which will
                  ---------
correspond to the Entertainment Center (outlined in black on Exhibits B-1, B-2,
                                                             ------------  ---
and B-3) as the same may be configured during the processing of governmental
    ---
entitlements and approvals
for the Entertainment Center ("APPROVALS").  The parties agree to substitute a
                               ---------
new legal description as Exhibit A to this Lease corresponding to the
                         ---------
Entertainment Center when the subdivision of the land has been effected and filed of record. Exhibit A shall then set forth only those parcels of land
                  ---------
which comprise the Entertainment Center as it may be configured upon receipt of all Approvals. Notwithstanding the foregoing, in all events the parcels of land so constituting the Entertainment Center shall be substantially as outlined in black on Exhibits B-1, B-2, and B-3 to this Lease, subject to the addition of
         ------------  ---      ---
any of the three "Annexation Areas" shown on Exhibits B-1, B-2 and B-3 as
                                             ------------  ---     ---
provided in this Lease.

          EXHIBIT A-1 - A legal description of the parcel of land upon which
          -----------
Tenant's Building is to be constructed and which is shown as Tenant's Building Pad on Exhibit B-4. Exhibit A-1, containing a metes and bounds legal
       -----------   -----------
description prepared by Landlord and approved by Tenant, will be attached to this Lease within 30 days after the date hereof.

          EXHIBIT B - Site plans of the Entertainment Center (the "SITE PLANS")
          ---------                                                ----------
consisting of Exhibits B-1 through B-5 showing, among other things, (i) the land
              ------------         ---
initially constituting the entire Entertainment Center outlined in black on Exhibits B-1, B-2 and B-3, (ii) the location of the Entertainment Center Pylons,
- ------------  ---     ---
the Permitted Building Areas and other Common Facilities, capable of being shown thereon, for each phase of the Entertainment Center as presently contemplated (designated as Phases I, II and III) on Exhibits B-1
                                        ------------
through B-3, (iii) the location of Tenant's Building, Tenant's Building Pad,
        ---
Tenant's Box Office, and the other buildings and improvements within which the Minimum Floor Area Exclusive of Tenant's Building will be constructed within the Phase I Development on Exhibit B-4, and (iv) the location of the Critical
                       -----------
Facilities Area described in Articles 15 and 21 and shown on Exhibit B-5.
                                                             -----------

          EXHIBIT C - A description of Tenant's Building and the improvements to
          ---------
be constructed therein, together with provisions pertaining thereto.

          EXHIBIT D - A list of the Permitted Exceptions.
          ---------

          EXHIBIT E - Guidelines for Structured Parking.
          ---------

          EXHIBIT F - Form of Lease Guaranty.
          ---------

          EXHIBIT G - A drawing showing the area in which Tenant's Building,
          ---------
including Tenant's Expansion Area, will be located.

2.  DEFINITIONS AND RULES OF CONSTRUCTION.
- -----------------------------------------

          (A) The following terms for purposes of this Lease shall have the meanings hereinafter specified:

          "ACTUAL APPROVAL DATE" means the date Landlord has secured from the
           --------------------
appropriate Governmental Authorities the approvals, consents and entitlements necessary to construct the Phase I Development ("APPROVALS").
                                                 ---------

          "ANNEXATION AREA" shall mean each of the three areas designated
           ---------------
"Annexation Area" on Exhibits B-1, B-2 and B-3, one of which is designated
                     ------------  ---     ---
"ANNEXATION AREA A."
- ------------------

          "ANNUAL FIXED RENT" shall mean the annual fixed rent payable
           -----------------
hereunder, which shall be the following, subject to the provisions of paragraph
(D)(4) of Section 3 of Exhibit C:
                       ---------

          (i) From the Commencement Date through and including the 3rd Lease Year, an amount, per annum, equal to the product obtained by multiplying $19.00 by the number of square feet of Floor Area in Tenant's Building ("TENANT'S FLOOR AREA"). At Tenant's election, the Floor Area of Tenant's
     ---------------------
     Box Office shall be included as part of "Tenant's Floor Area", both for purposes of determining Landlord's Construction Allowance as provided in Exhibit C, and for purposes of computing Annual Fixed Rent as herein
     ---------
     defined. If Tenant does not so elect to have the Floor Area of Tenant's Box Office included as part of "Tenant's Floor Area" then Tenant shall pay no Annual Fixed Rent or other rent or charges with respect thereto and shall not receive any Landlord's Construction Allowance with respect thereto.

          (ii) During the 4th through and including the 5th Lease Year, an amount, per annum, equal to the product obtained by multiplying $20.00 by Tenant's Floor Area.

          (iii) During the 6th through and including the 10th Lease Year, an amount, per annum, equal to the product obtained by multiplying $21.50 by Tenant's Floor Area.

          (iv) During the 11th through and including the 15th Lease Year, an amount, per annum, equal to the product obtained by multiplying $23.50 by Tenant's Floor Area.

          (v) During the 16th through and including the 20th Lease Year, an amount, per annum, equal to the product obtained by multiplying $25.50 by Tenant's Floor Area.

          (vi) During the first Option Period, if exercised, an amount per annum equal to the greater of (i) the product obtained by multiplying $27.50 by Tenant's Floor Area, or (ii) the Average Rent.

          (vii) During the second Option Period, if exercised, an amount per annum equal to the greater of (i) the Annual Fixed Rent, per annum, payable by Tenant during the first Option Period plus an amount equal to $2.00 multiplied by Tenant's Floor Area, or (ii) the Average Rent.

          "ANNUAL PERCENTAGE RENT" is defined in the Rent and Expense Rider.
           ----------------------

          "AVERAGE RENT" shall mean the quotient obtained by dividing (i) the
           ------------
sum of the Annual Fixed Rent plus Annual Percentage Rent payable by Tenant for the three Lease Years immediately preceding such Option Period, by (ii) 3.

          "CAR PARKING RATIO" shall mean (i) 1 parking space for each 3 theatre
           -----------------
seats within Tenant's Building, plus (ii) 5 parking spaces for each 1,000 square feet of Floor Area in the Entertainment Center (exclusive of the Floor Area in Tenant's Building). The Car Parking Ratio shall be calculated without taking into account any parking located outside the Entertainment Center (but the Car Parking Ratio shall include parking spaces within any Annexation Area if and to the extent the Annexation Area is annexed into the Entertainment Center as herein provided), but for the purpose of calculating the minimum ratio of 5:1000 set forth in clause (ii) above, there shall be taken into account night-day shared parking and any rapid transit credits available to the Entertainment Center under applicable Laws.

          "COMMENCEMENT DATE" is defined in Article 4 captioned "Term."
           -----------------

          "COMMON FACILITIES" shall include all parking areas, streets,
           -----------------
driveways, curb cuts, access facilities, drive aisles, sidewalks, malls, landscaped areas, sanitary and storm sewer lines (including off-site sewer lines which Landlord is required to maintain), water, gas, electric, telephone and other utility lines, systems, conduits and facilities located outside building structures and other common and service areas within the Entertainment Center located outside building structures, whether or not shown on the Site Plan.

          "COMPLETION DATE" shall mean the later to occur of: (i) 15 days prior
           ---------------
to the date Tenant shall be prepared to open Tenant's Building for business with the public; PROVIDED, HOWEVER, Tenant shall have provided Landlord with at least 60 days prior written notice as to the date Tenant intends to open Tenant's Building for business with the public, or (ii) twelve (12) months from the date Tenant commences construction of Tenant's Building.

          "CONSTRUCTION ALLOWANCE" shall mean an amount equal to the lesser of
           ----------------------
(i) the Actual Cost of Tenant's Building, or (ii) the Maximum Construction Allowance.

          "CPI" shall mean the United States Department of Labor, Bureau of
           ---
Labor Statistics, Consumer Price Index for all Urban Consumers (U.S. City Average; Base 1982-84 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor; PROVIDED, HOWEVER, solely for the purpose of applying the provisions of Section 3 of the Rent and Expense Rider, the CPI shall be the Los Angeles-Anaheim-Riverside Index. If at any time during the term of this Lease, the "CPI" shall be discontinued or published less frequently, Landlord and Tenant shall mutually and reasonably agree to substitute an existing official index published by the aforesaid Bureau of Labor Statistics or a successor other, similar governmental agency, which index is most nearly equivalent to the "CPI" or to a substitute procedure which reasonably reflects and monitors consumer prices.

          "CRITICAL FACILITIES AREA" shall mean the portion of the Entertainment
           ------------------------
Center shown cross-hatched on Exhibit B-5.
                              -----------

          "DEFAULT RATE" shall mean the lesser of (i) the Prime Rate plus 4% or
           ------------
(ii) the highest rate of interest that may lawfully be charged to the party then required to pay interest under this Lease at the Default Rate.

          "ENTERTAINMENT CENTER" shall mean the tract of land outlined in black
           --------------------
on the Site Plans attached hereto as Exhibits B-1, B-2 and B-3, together with
                                     ------------  ---     ---
the buildings, Common Facilities and other improvements thereon, as the Entertainment Center is constituted from time to time. The legal description of the land constituting the Entertainment Center shall be set forth on Exhibit-A as hereinabove contemplated.  Tenant acknowledges that Landlord may
   ---------
in the future incorporate into the Entertainment Center any or all of the Annexation Areas, in which event Landlord shall give Tenant written notice of such incorporation and upon such notice, such additional lands shall be deemed included within the meaning of the term "Entertainment Center" and shall be subject to the provisions of this Lease which govern the Entertainment Center.

          "ENTERTAINMENT CENTER PYLONS" is defined in Article 20 captioned
           ---------------------------
"Tenant's Signs."

          "FINAL PLANS" is defined in Exhibit C.
           -----------                ---------

          "FLOOR AREA" shall mean, with respect to each building or structure in
           ----------
the Entertainment Center, including Tenant's Building and Tenant's Box Office (if Tenant elects to include Tenant's Box Office within the Floor Area of Tenant's Building), the number of square feet of floor area at each level or story lying within the exterior faces of exterior walls thereof (except party walls as to which the center line, not the exterior faces, shall be used), whether or not leased or occupied; PROVIDED, HOWEVER, none of the following shall be included in the computation of any Floor Area ("EXCLUDED FLOOR AREA"):
                                                         -------------------
(i) any canopies (or the area under such canopies) extending from the walls of building structures in the Entertainment Center, (ii) any sidewalks, ramps, stairways or other walkways located outside the exterior walls of building structures in the Entertainment Center regardless of whether any are contiguous or adjacent to building structures, (iii) any mezzanines in Tenant's Building used primarily for projection and office purposes, (iv) any area in or attached to Tenant's Building that is designed as a weather barrier, and (v) any corridors located outside the exterior walls of building structures, whether or not enclosed; PROVIDED, HOWEVER, nothing herein shall obligate Landlord to exclude the Excluded Floor Area from the definition of "Floor Area" in any other tenant's lease.

          "FORCE MAJEURE" is defined in Article 36 captioned "Force Majeure."
           -------------

          "GOVERNMENTAL AUTHORITIES" shall mean all federal, state, county,
           ------------------------
municipal and local departments, commissions, boards, bureaus, agencies and offices thereof, having or claiming jurisdiction over all or any part of the Entertainment Center or the use thereof.

          "GROSS RECEIPTS" is defined in the Rent and Expense Rider.
           --------------

          "HAZARDOUS SUBSTANCES" is defined in Article 13 captioned
           --------------------
"Governmental Compliance."

          "LANDLORD'S INITIAL CONSTRUCTION OBLIGATIONS" is defined in Article
           -------------------------------------------
23.

          "LANDLORD'S INITIAL OBLIGATIONS" is defined in Article 7.
           ------------------------------

          "LANDLORD'S OPERATING COVENANT" is defined in Article 31 captioned
           -----------------------------
"Landlord's Operating Covenants."

          "LANDLORD'S WORK" is defined in Exhibit C.
           ---------------                ---------

          "LAWS" shall mean all present and future requirements, administrative
           ----
and judicial orders, laws, statutes, ordinances, rules and regulations of any Governmental Authority.

          "LEASE YEAR" is defined in the Rent and Expense Rider.
           ----------

          "LEASED PREMISES" shall mean Tenant's Building and Tenant's Box Office
           ---------------
and all improvements, appurtenances, rights, easements and privileges thereunto belonging or in any way appertaining to Tenant's Building and Tenant's Box Office, and all other rights, easements and privileges granted to Tenant in this Lease.

          "MAIN ACCESS WAYS" shall mean, collectively, the Main Pedestrian
           ----------------
Access Ways and the Main Vehicular Access Ways.

          "MAIN PEDESTRIAN ACCESS WAYS" shall mean the sidewalks and walkways
           ---------------------------
providing pedestrian access between the Critical Parking Zone and Tenant's Building, shown and designated as "Main Pedestrian Access" on Exhibits B-1, B-2
                                                              ------------  ---
and B-3.
    ---

          "MAIN VEHICULAR ACCESS WAYS" shall mean the three main vehicular
           --------------------------
access roads providing vehicular access to and from the Critical Parking Zone, shown and designated as "Main Vehicular Access" on Exhibits B-1, B-2 and B-3,
                                                   ------------  ---     ---
one providing access to and from North Baldwin Avenue on the west of the Entertainment Center, one providing access to and from West Huntington Drive on the south of the Entertainment Center, and one providing access to and from West Huntington Drive on the east of the Entertainment Center, all of which Main Vehicular Access Ways shall be at least 20 feet wide and shall provide for two-way vehicular traffic.

          "METROPOLITAN AREA" shall mean the Los Angeles, California
           -----------------
metropolitan area.

          "MAXIMUM CONSTRUCTION ALLOWANCE" shall mean an amount equal to $115.00
           ------------------------------
multiplied by the Tenant's Floor Area.

          "MINIMUM FLOOR AREA EXCLUSIVE OF TENANT'S BUILDING" shall mean 50,000
           -------------------------------------------------
square feet of Floor Area.

          "MINIMUM NUMBER OF PARKING SPACES" shall mean 1 parking space for
           --------------------------------
passenger automobiles for each 3 theatre seats in Tenant's Building, the size of which spaces shall conform to the applicable code of the City of Arcadia.

          "MORTGAGE" shall mean any mortgage or deed of trust or other
           --------
instrument in the nature thereof evidencing a security interest in the Entertainment Center or any part thereof.

          "NUMBER OF PLAN DAYS" shall mean 120 days.
           -------------------

          "NUMBER OF TENANT WORKING DAYS" shall mean 365 days.
           -----------------------------

          "NUMBER OF TERM YEARS" shall mean 20 years.
           --------------------

          "OPTION PERIODS" shall mean two successive separate periods of 10
           --------------
years each.

          "OUTSIDE APPROVAL DATE" shall mean the date which is eighteen (18)
           ---------------------
months following the date of this Lease; PROVIDED, HOWEVER, if Landlord notifies Tenant at least 20 days prior to the Outside Approval Date that Landlord has obtained all such Approvals but they are being appealed by one or more third parties, Tenant agrees that the Outside Approval Date shall be extended for up to an additional six (6) months to allow Landlord to continue to pursue the unconditional obtaining of the Approvals; PROVIDED,

FURTHER, if following the expiration of such 6-month extension, the Approvals are still subject to appeal, Tenant shall have the unilateral right to extend the Outside Approval Date for an additional six (6) months and if Tenant does so, Landlord shall with due diligence take all necessary action to attempt to prevail in such appeal.

          "OUTSIDE FINISH DATE" shall mean six (6) months after the Completion
           -------------------
Date, subject to extension only for Tenant Delays.

          "OUTSIDE TURNOVER DATE" shall mean 60 days after the Turnover Date,
           ---------------------
subject to extension only for Tenant Delays.

          "PARENT CORPORATION" is defined in Article 9 captioned "Subletting and
           ------------------
Assigning."

          "PERCENTAGE RATE" shall mean 8%.
           ---------------

          "PERMITTED BUILDING AREAS" shall mean (i) those portions of the
           ------------------------
Entertainment Center on which buildings and other structures may be constructed, the permitted locations of which are as shown on Exhibits B-1, B-2 and B-3, and
                                                 ------------  ---     ---
(ii) the Annexation Areas if and to the extent Landlord elects to incorporate the same into the Entertainment Center as herein provided.

          "PHASE I DEVELOPMENT" shall mean that portion of the Entertainment
           -------------------
Center shown on Exhibit B-4 outlined by a heavy broken line, and the buildings,
                -----------
Common Facilities and other improvements thereon.

          "PRIME RATE" shall mean the per annum interest rate from time to time
           ----------
publicly announced by Citibank, N.A., New York, New York as its base rate. If Citibank, N.A. should cease to publicly announce its base rate, the Prime Rate hereunder shall be the prime, base or reference rate of the largest bank (based on assets) in the United States which announces such rate.

          "PROJECT" shall mean the retail/entertainment center operated at the
           -------
Entertainment Center, which is called the Santa Anita Entertainment Center or such other name as Landlord may from time to time establish for the Project which is bounded by Huntington Drive on the east and south and Baldwin Avenue on the west in Arcadia, California.

          "RETAIL USES" is defined in Article 31.
           -----------

          "TAXES" is defined in the Rent and Expense Rider.
           -----

          "TENANT DELAYS" shall mean, for the purpose of this Lease, any delay
           -------------
in the completion of Landlord's Work resulting solely from any of the following:
(a) Tenant's failure to timely perform any of its obligations pursuant to this Lease (including Tenant's failure in preparing, submitting, revising or approving plans within the time periods set forth in Exhibit C); or (b) Tenant's
                                                     ---------
changes to the Final Plans, or (c) change orders to Landlord's Work requested by Tenant, or (d) Tenant's sequencing or performance of Tenant's Work as described in Exhibit C. Notwithstanding the foregoing, a Tenant Delay shall not be deemed
   ---------
to have occurred unless Landlord shall notify Tenant of the Tenant Delay (specifying the cause and number of days involved) within 20 days after the occurrence thereof.

          "TENANT'S BOX OFFICE" shall mean the box office utilized by Tenant for
           -------------------
the sale of admission tickets to Tenant's Building, which box office shall be located as shown on Exhibit B-4.
                    -----------

          "TENANT'S BUILDING" shall mean the premises to be erected for Tenant
           -----------------
pursuant to the provisions of Exhibit C and which shall initially contain
                              ---------
approximately 100,000 square feet of Floor Area, 25 auditoriums and 6,000 seats. Attached hereto as Exhibit G is a drawing showing the area in which Tenant's
                   ---------
Building and Tenant's Expansion Area will be located.

          "TENANT'S CAM CAP" is defined in the Rent and Expense Rider.
           ----------------

          "TENANT'S ESTIMATED COMMON FACILITIES CONTRIBUTION FOR THE FIRST LEASE
           ---------------------------------------------------------------------
YEAR" shall mean an amount computed by multiplying $1.50 by Tenant's Floor Area.
- ----

          "TENANT'S EXCLUSIVE PARKING AREA" shall mean a parking area which
           -------------------------------
Landlord may designate at its election, by notice to Tenant, and which shall be located either (i) within the "Critical Parking Zone" shown on Exhibits B-1, B-2
                                                               ------------  ---
and B-3 or (ii) within "Annexation Area A" shown on Exhibits B-1, B-2 and B-3,
    ---                                             ------------  ---     ---
and shall contain not less than the Minimum Number of Parking Spaces, all of which shall be available for the exclusive use of Tenant's customers, employees and invitees and the customers, invitees and employees of any subtenant, concessionaire or licensee of Tenant. If Landlord elects to create Tenant's Exclusive Parking Area, Tenant's parking spaces shall be located in either the northernmost portion of such Critical Parking Zone or the southeasternmost portion of Annexation Area A and, if located within structured parking, shall be ratably allocated throughout all floors of the parking garage. Tenant acknowledges that some space on the ground level and/or the second level of any such parking garage may be devoted to retail use.

          "TENANT'S FLOOR AREA" is defined in the definition of "Annual Fixed
           -------------------
Rent" above.

          "TENANT'S OPERATING COVENANT" is defined in Article 32 captioned
           ---------------------------
"Tenant's Covenant to Operate."

          "TENANT'S OPERATING PERIOD" shall mean the period beginning on the
           -------------------------
date Tenant opens Tenant's Building for business with the public and ending on the 15th anniversary of such date.

          "TENANT'S PROPERTY" is defined in Article 11 captioned "Fixtures."
           -----------------

          "TENANT'S SIGNS" is defined in Article 20 captioned "Tenant's Signs."
           --------------

          "TENANT'S WORK" is defined in Exhibit C.
           -------------                ---------

          "TERM OF THIS LEASE" or "TERM HEREOF" shall mean the initial term as
           ------------------      -----------
provided in the Article captioned "Term" and any renewal or extension thereof exercised by Tenant.

          "TURNOVER DATE" shall mean 180 days after the Actual Approval Date.
           -------------

          "UPSET AMOUNT" shall mean an amount equal to the product obtained by
           ------------
multiplying $125.00 by Tenant's Floor Area.

          (B) The following rules of construction shall be applicable for all purposes of this Lease, unless the context otherwise requires:

               (1) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Lease, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Lease.

               (2) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of the other genders and words importing the singular number shall mean and include the plural number and vice versa.

               (3) The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

3.  PREMISES.
- ------------

          Landlord hereby demises and leases unto Tenant, and Tenant hereby leases from Landlord, for the consideration and upon the terms and conditions herein set forth, the Leased Premises.

4.  TERM.
- --------
          The initial term of this Lease shall commence as of the date (the "COMMENCEMENT DATE") on which Tenant opens or is required to open Tenant's
- ------------------
Building to the public for business as provided in Article 26 captioned "Opening of Tenant's Building," whichever is earlier, and shall expire as of midnight on the last day of the last year of the Number of Term Years from the first day of the first month immediately following the Commencement Date. When the Commencement Date has been determined, Landlord and Tenant shall enter into an agreement in recordable form setting forth such date and the expiration date of the initial term of this Lease and such other matters as Landlord or Tenant may reasonably request concerning the commencement of this Lease, Tenant's acceptance of the Leased Premises, and Tenant's Work. Neither Landlord nor Tenant shall record any such agreement without the other party's prior written consent.

5.  DELIVERY OF TENANT'S BUILDING AND COMPLETION OF IMPROVEMENTS.
- ----------------------------------------------------------------

          Subject to "Force Majeure" and "Tenant Delays," Landlord shall: (i) by the Turnover Date complete construction of Landlord's Work as set forth in Exhibit C and deliver to Tenant physical possession of the Leased Premises, free
- ---------
and clear of all tenancies and occupancies, and (ii) by the Completion Date, "substantially complete" construction of the Minimum Floor Area Exclusive of Tenant's Building of buildings and other improvements within the Phase I Development (including the Common Facilities thereon), and sufficient parking facilities elsewhere in the Entertainment Center to meet the Car Parking Ratio, in accordance with the requirements specified in this Lease; PROVIDED, HOWEVER, Landlord shall use diligent efforts to complete the portion of Landlord's Work described in Section II A(1) of Exhibit C and such other portions of Landlord's
                                ---------
Work as will enable Tenant to commence

Tenant's Work without subsequent interruption, as soon as possible following the Actual Approval Date. The term "substantially complete" shall mean full completion of the particular improvements except for minor items not affecting the use of such improvements, which minor items Landlord shall complete within not more than 30 days after the date of substantial completion without interfering with the progress of Tenant's Work or with the operation of Tenant's business at the Leased Premises. Subject to Force Majeure and Tenant Delays, if Landlord fails by the Completion Date to perform its obligations as set forth in clause (ii) above, then and in such event, beginning on the Commencement Date, the Annual Fixed Rent and other charges payable by Tenant under the Lease shall be abated in full for a period equivalent to the number of days between the Completion Date and the date Landlord shall actually complete its obligations as set forth in clauses (i) and (ii). Notwithstanding the foregoing, if Landlord fails by the Outside Turnover Date or Outside Finish Date to perform its obligations as set forth in clause (i) or (ii) for any reason, and irrespective of delays caused by Force Majeure, then and in either such event, Tenant may, in addition to its other rights and remedies, terminate this Lease by notice to Landlord given at any time within 60 days after the Outside Turnover Date or Outside Finish Date, as the case may be, and prior to Landlord's completion of its obligations under clauses (i) and (ii) above.

6.  RENT.
- --------
          Tenant shall pay Landlord the Annual Fixed Rent, Annual Percentage Rent and all other sums due hereunder in the manner set forth in the Rent and Expense Rider commencing on the Commencement Date, subject to the provisions of paragraph (B) below and paragraph (B) of the Article captioned "Opening of Tenant's Building."

7.  COVENANT OF TITLE; AUTHORITY AND QUIET POSSESSION; TRANSFER
- ---------------------------------------------------------------
    OF TITLE.
    --------

          (A) Landlord represents and warrants to Tenant that: (i) Landlord has full right and lawful authority to enter into and perform Landlord's obligations under this Lease for the term hereof, and Landlord has good and marketable title to the Entertainment Center in fee simple, free and clear of all contracts, leases, tenancies, agreements, restrictions, violations, encumbrances or defects in title which would prevent or materially restrict the use or enjoyment by Tenant of the Leased Premises subject only to those matters which are set forth in Exhibit D hereto (the "PERMITTED EXCEPTIONS"); (ii) this Lease shall not be
   ---------              --------------------
subject or subordinate to any Mortgage except for such subordination as may be accomplished in accordance with the provisions of Article 33 captioned "Estoppel Certificate, Attornment," etc.; (iii) if Tenant shall discharge the obligations herein set forth to be performed by Tenant, Tenant shall have and enjoy, during the term hereof, the quiet and undisturbed possession of the Leased Premises together with the right to use the Common Facilities as contemplated in this Lease; (iv) the erection of Tenant's Building and the balance of the Entertainment Center, as contemplated in this Lease, will not violate any Law which would or does have any adverse impact on the Leased Premises or the ability of Tenant to operate its business at the Leased Premises and to use the Common Facilities; (v) all curb cuts shown on the Site Plan as providing ingress and egress between the Entertainment Center and public streets, as the locations of such curb cuts may be modified with the prior written approval of Tenant in the process of obtaining governmental Approvals for the Entertainment Center, are, or will be prior to the Commencement Date, in existence, open and validly authorized by Governmental Authority; and (vi) the Leased Premises are and at the time Tenant opens Tenant's Building for business will be zoned and regulated under all Laws so as to permit the operation therein of a motion picture theatre and the other uses authorized to be conducted therein by Tenant as in this Lease provided, 7 days a week without restriction as to hours of operation (except between 3:00 a.m. and 10:00 a.m. on any given day). Notwithstanding the foregoing, Landlord shall not be deemed to have made the representations and warranties in clauses (iv), (v) or (vi) until the Actual Approval Date.

          (B) Within 30 days after the later of (i) the date on which a memorandum of this Lease shall have been recorded or (ii) the Actual Approval Date, upon request by Tenant, Landlord shall furnish Tenant, without expense to Tenant, a leasehold owner's title insurance policy on the ALTA standard form B-1970 (amended 10/17/70) policy form in the amount of $200,000.00, written by a title company specified by Landlord and reasonably acceptable to Tenant, insuring as of the date of such policy that the then existing condition and state of the title to the leasehold estate created hereunder and the Entertainment Center is in accordance with clauses (i), (ii), and (v) of paragraph (A) of this Article, provided Landlord shall not be obligated to incur any additional expense for any special endorsements requested by Tenant. If such title policy is not furnished to Tenant within said 30-day period following Tenant's written request therefor or is not in accordance with such clauses in paragraph (A) of this Article in any way which would materially adversely affect the Leased Premises or this Lease, as reasonably determined by Tenant, then and in either such event, Tenant may, in addition to its other rights and remedies, terminate this Lease by notice to Landlord given at any time within thirty (30) days thereafter, but such termination shall not be deemed to discharge Landlord from liability because of such default; PROVIDED, HOWEVER, Landlord shall not be deemed in default of this provision if the title policy is not issued or is not satisfactory because as of the Actual Approval Date Landlord is unable to make the representations and warranties contained in clauses (iv), (v) or (vi) of paragraph (A) of this Article, but this proviso shall not be deemed or construed as a waiver of any breach or default on the part of Landlord under any other provision of this Lease or a waiver of any rights or remedies of Tenant hereunder. The acceptance of such title policy shall in no way be construed as a waiver of, or in any way be deemed to impair, Landlord's representations and warranties set forth in paragraph (A) of this Article except that if and to the extent Tenant obtains recovery for any damages suffered by reason of any alleged breach of such representations and warranties from the title insurance company which issues Tenant's title policy (which Tenant may but shall not be obligated to do), Tenant shall not be entitled to any duplicative recovery from Landlord.

          (C) Landlord shall promptly notify Tenant in writing of any change in the ownership of the Leased Premises, giving the name and address of the new owner and instructions regarding the payment of rent. In the event of any change in or transfer of title of Landlord in and to the Leased Premises or any part thereof, whether voluntary or involuntary, or by act of Landlord or by operation of law, Tenant shall be under no obligation to pay Annual Fixed Rent or other charges to the new owner accruing until (i) Tenant shall have been notified of such change in title and given satisfactory proof thereof, and (ii) such new owner shall execute and deliver an agreement, in recordable form, whereby such new owner assumes and agrees with Tenant to discharge all obligations of Landlord under this Lease, and the payment of Annual Minimum Rent and other charges in the meantime to the prior owner shall not be deemed a default upon the part of Tenant and shall not give rise to any claim against Tenant by the new owner (the new owner having a right to claim solely against the prior owner, but not Tenant). If Landlord shall have fully performed all of its obligations under Exhibit C, the first sentence
                                                  ---------
of Article 5, paragraph (A) of Article 22 and paragraph (A) of Article 23 (collectively, "LANDLORD'S INITIAL OBLIGATIONS"), then upon Tenant's receipt of
                ------------------------------
such assumption agreement, Landlord shall be released from all liability and obligations under this Lease arising from and after the date of such assumption.

8.  USE OF PREMISES.
- -------------------

          (A) During the period commencing with the date Tenant opens Tenant's Building for business and ending on expiration or earlier termination of Tenant's Operating Covenant, Tenant shall not use Tenant's Building except (i) primarily as a theatre and auditorium for presentation of motion pictures, telecasts and other audio-visual presentations, and for meetings and other public presentations and entertainment; (ii) for the incidental operation therein of games and other amusement devices (electronic or otherwise), provided such games and amusement devices are (a) intended only to be used by Tenant's ticket-purchasing customers, (b) no greater in number than twelve (12) and occupy no greater than 500 feet of Floor Area in the aggregate and (c) not visible from the exterior of the Leased Premises and are not accessible by means of a separate customer entrance into Tenant's Building (as opposed to the main customer entrance thereto); (iii) for the incidental retail sale therein of food, beverages and refreshments;

(iv) for the incidental sale or rental (or both) of video cassettes and discs related to the movie industry in an area not to exceed 500 square feet of Floor Area; (v) for the incidental sale of records, compact discs, books, magazines, toys and novelties sold in connection with a particular presentation in an area not to exceed 500 square feet of Floor Area; and (vi) for the incidental sale of other goods, wares, merchandise and services related to the movie industry in an area not to exceed 500 square feet of Floor Area.

          (B) From and after the expiration or earlier termination of Tenant's Operating Covenant, Tenant may use Tenant's Building, if used at all, for (i) any lawful retail, service or entertainment purpose(s) consistent with the then character and quality of the Entertainment Center so long as Landlord shall not be in default in discharging Landlord's Operating Covenant, or (ii) any lawful purpose(s) after Landlord shall default in discharging Landlord's Operating Covenant; PROVIDED, HOWEVER, if Tenant proposes to change the use from that permitted in paragraph (A) above, Tenant shall not violate exclusive use provisions then in full force and effect granted by Landlord to other tenants of the Entertainment Center then occupying either (i) (with respect to uses other than those described in clause (ii) below) at least 10,000 square feet of Floor Area in the Entertainment Center, or (ii) at least 5,000 square feet therein for the operation of a theme restaurant (e.g., a music theme like "Hard Rock Cafe") or restaurant specializing in a particular type of food (e.g., a steakhouse or fish house), provided in all instances any such exclusive use provision shall be narrowly drawn to prevent competition with the primary use being conducted by such other tenant within its premises in the Entertainment Center. From time to time upon Tenant's request, Landlord shall furnish Tenant with copies of such exclusive use provisions and shall certify to Tenant that such exclusive use provisions are the only exclusive use provisions in effect pertaining to the Leased Premises, and Tenant shall be entitled to rely thereon without any investigation, obligation or liability. Additionally, Tenant shall not use Tenant's Building for any of the following uses: a so-called "IMAX" theatre or similar operation where the screen size exceeds 50 feet in height, or off track betting, gambling, games of chance or skill, redemption games, card games, bingo, casinos or other betting or gaming uses except as set forth in clause
(ii) of Paragraph (A) in this Article.

          (C) Landlord agrees to execute, without cost to Landlord, such applications, consents and other instruments as shall be required by Governmental Authorities to permit the operation of Tenant's Building as permitted by this Lease. The provisions of this paragraph shall not be construed as limiting the representations and warranties of Landlord set forth in paragraph (A) of the Article captioned "Covenant of Title," etc.

          (D) Notwithstanding the provisions of paragraph (B) of this Article and subject to Paragraph (F) of Article 9, if Tenant shall propose to use all or substantially all of Tenant's Building for a use ("PROPOSED USE") other than
                                                   ------------
those described in paragraph

(A) of this Article and Landlord shall not be in default in discharging Landlord's Operating Covenant, then prior to effecting such Proposed Use, Tenant shall give notice to Landlord setting forth such Proposed Use. Within 45 days after receipt of Tenant's notice, Landlord shall have the right to terminate this Lease by giving notice thereof to Tenant, and if such notice is so given this Lease shall terminate (and Landlord and Tenant shall be released from all further liability under this Lease) on the earlier of 120 days from the date of Landlord's notice or the date Tenant shall vacate the Leased Premises. If Landlord fails to give such notice during said 45-day period, Landlord shall conclusively be deemed to have elected to permanently waive its right of termination under this paragraph, and the provisions of this paragraph shall no longer apply. Tenant shall be entitled at any time thereafter to effectuate such Proposed Use and subsequently any other use permitted by this Lease without being obligated to give Landlord the notice described above in this paragraph
(D).

          (E) The obligations of Tenant under this Article are subject to the provisions of paragraph (C) of the Article captioned "Tenant's Covenant to Operate."

          (F) Tenant shall be responsible for providing within Tenant's Building such security as Tenant deems necessary for its operations therein, and Landlord shall have no obligation to provide any security within Tenant's Building.

          (G) Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenants or their customers in the Entertainment Center. Without limiting the foregoing, Tenant will not use or permit the Leased Premises to be used in any manner that would result in any noise or vibration interfering with the operations of any businesses adjacent to the Leased Premises or which would result in any offensive odors penetrating other premises; PROVIDED, HOWEVER, the customary use of Tenant's Building as a motion picture theatre and popcorn odors shall not be violations of the foregoing.

          (H) No use shall be made or permitted to be made of the Leased Premises, nor acts done, which will cause a cancellation of any insurance policy covering the Leased Premises or any part thereof. Tenant shall not sell or permit to be kept, used, stored or sold in or about Leased Premises any article which may be prohibited by standard form fire insurance policies.

          (I) No auction, "fire," sidewalk, close-out or bankruptcy sales may be conducted in or upon the Leased Premises without Landlord's prior written consent.

9.  SUBLETTING AND ASSIGNING.
- ----------------------------

          (A) Intentionally Deleted.

          (B) If Tenant assigns this Lease or sublets all or any part of the Leased Premises, Tenant shall, subject to the provisions of paragraph (C) of this Article, remain liable and responsible under this Lease; PROVIDED, HOWEVER, in the case of an assignment, if this Lease shall continue in effect after the last day of the initial term hereof and if the assignee shall have assumed in writing the performance of the covenants and obligations of Tenant hereunder, Tenant shall not be liable or responsible to Landlord for any default or nonperformance by such assignee as tenant hereunder arising or occurring after the last day of the initial term hereof.

          (C) Anything in this Lease to the contrary notwithstanding, it is agreed that at any time during the term of this Lease, Tenant shall have the right, without Landlord's consent, once or more often, to:

               (1) Subject to Paragraph (F) of this Article, sublease or license the operations referred to in clauses (ii), (iii), (iv), (v) and
     (vi) of paragraph (A) of the Article captioned "Use of Premises," or grant concessions giving other parties the right to conduct such operations or any of them.

               (2) Sublet the Leased Premises or assign this Lease (a) to any corporation (which term for the purposes of this paragraph shall include any form of business entity) to which ten or more theatres of Tenant (containing an aggregate of at least 50 screens) are transferred (by sale or otherwise) in a single transaction, or (b) to any corporation which may, as the result of a reorganization, merger, consolidation, or sale of assets, succeed to all or substantially all of the business now carried on by Tenant in the Metropolitan Area, or (c) to any subsidiary or affiliate corporation of Tenant or of Tenant's parent corporation ("PARENT CORPORATION") which remains as such, or (d) to
                   ------------------
     Tenant's Parent Corporation, or (e) to any corporation which acquires 50% or more of the issued and outstanding voting stock (or such lesser percentage as shall be sufficient to acquire voting control) of Tenant or of Tenant's Parent Corporation, or (f) to any corporation which operates at least 20 motion picture theatres (containing at least 100 screens, in the aggregate) and has a book net worth of at least the "Transferee Amount" (as defined below) as of the end of the last complete calendar month immediately preceding any such assignment or subletting and to any subsidiary or affiliate of such corporation, provided that such corporation duly and validly then guarantees the performance of the obligations of such subsidiary or affiliate under this Lease, or (g) to any corporation which shall acquire the Leased Premises in a transaction whereby Tenant shall continue to have the right to operate the Leased Premises pursuant to a sublease, management contract, operating agreement or otherwise. The "TRANSFEREE AMOUNT" shall mean $10,000,000.00, except that as of the 5th
     ------------------
     anniversary of the Commencement Date, and every 5 years thereafter, the Transferee Amount shall be adjusted, and shall be equal to the product obtained by multiplying $10,000,000.00 by a fraction, the numerator of which is the CPI for the January immediately preceding each such adjustment, and the denominator of which is the CPI for the Commencement Date.

               (3) Tenant shall be released and relieved from further liability under this Lease if (i) an assignment is made pursuant to clause (a), (b),
     (d), (e) or (f) of subparagraph (2) of this paragraph, and (ii) the assignee, by written instrument duly executed, acknowledged and delivered to Landlord, assumes and covenants and agrees with Landlord to perform all the terms, covenants and conditions of this Lease which by the terms hereof are binding on Tenant from and after such transfer, and (iii) such assignee (or the guarantor of such assignee's obligations under this Lease) has a book net worth of at least the "Release Amount" as of the end of the last complete calendar month immediately preceding any such assignment. The "RELEASE AMOUNT" shall mean $50,000,000.00; however, as of the 5th
     ---------------
     anniversary of the Commencement Date, and every 5 years thereafter, the Release Amount shall be adjusted and shall be equal to the product obtained by multiplying $50,000,000.00 by a fraction, the numerator of which is the CPI in effect for January preceding each such adjustment, and the denominator of which is the CPI for the month in which the Commencement Date occurs.

               (4) Subject to the terms of clause (7) of paragraph (B) of
     Section 1 of the Rent and Expense Rider, Tenant shall be entitled to enter into so-called "four-wall" deals whereby Tenant's Building or any part thereof is permitted to be used by others on a limited engagement basis for any use permitted to be made thereof by Tenant.

          (D) Except as otherwise provided in this Article and in paragraph (C) of the Article captioned "Tenant's Covenant to Operate," Tenant shall not assign this Lease or sublet the Leased Premises without the consent of Landlord, which consent Landlord agrees not to unreasonably withhold or delay.

          (E) If Tenant assigns this Lease and remains liable hereunder, then Landlord, when giving notice to said assignee or any future assignee in respect of any default, shall also serve a copy of such notice upon the original tenant named in this Lease, American Multi-Cinema, Inc. (the "ORIGINAL TENANT"), and no
                                                       ---------------
notice of default shall be effective until a copy thereof is received by the Original Tenant. The Original Tenant, at its sole option, shall have the same period after receipt of such notice to cure such default as is given to Tenant under this Lease. If because of a default of an assignee after an assignment of this Lease (i) this Lease shall terminate, or (ii) this Lease and the term hereof ceases and expires, or (iii) an assignee's possession of the Leased Premises shall be terminated without termination of this Lease (Landlord hereby agreeing to terminate this Lease upon Original Tenant and Landlord executing a new lease if Original Tenant exercises its option to become the tenant thereunder), then in any of such events Landlord shall promptly give the Original Tenant notice thereof, and the Original Tenant shall have the option, to be exercised by notice to Landlord given within 30 days after receipt by the Original Tenant of Landlord's notice, to cure any default and become Tenant under a new lease for the remainder of the term of this Lease (including any renewal periods) upon all of the same terms and conditions as then remain under this Lease as it may have been amended by agreement between Landlord and Original Tenant. If any default of an assignee is incapable of being cured by the Original Tenant, then notwithstanding the failure to cure same, the Original Tenant shall have the foregoing option to enter into a new lease. Such new lease shall commence on the date of termination of this Lease. Notwithstanding the foregoing, if Landlord delivers to the Original Tenant, together with Landlord's notice, a release as to all liability under this Lease as theretofore amended, the Original Tenant shall not have any option to enter into a new lease with Landlord.

          (F) If Tenant intends to sublease 5,000 square feet of Floor Area or more in Tenant's Building and such subleased space is to have its own exterior entrance directly into such subleased space, separate and apart from the main customer entrance into Tenant's Building ("DIRECT ENTRANCE SUBLEASE SPACE"),
                                           ------------------------------
Tenant shall give Landlord prior notice thereof and Landlord shall have 30 days after the receipt of such notice to terminate this Lease with respect to the Direct Entrance Sublease Space only and if Landlord so elects Landlord shall pay all costs of separating the Direct Entrance Sublease Space from the remainder of Tenant's Building (including the construction of demising partitions [adequately insulated so as to accommodate Tenant's acoustical requirements] separating such space from the remainder of Tenant's Building and the separation of all utility systems [including HVAC] so that the remainder of Tenant's Building shall be separately metered and served by the applicable utility companies and its own HVAC system), all pursuant to plans and specifications approved by Tenant. If Landlord makes such election, then as of the date which is 75 days after Tenant's notice, Tenant shall surrender the Direct Entrance Sublease Space "as is-where is-with all faults" and the Annual Fixed Rent and other charges payable under this Lease shall be reduced in the same percentage as the number of square feet of Floor Area in the Direct Entrance Sublease Space bears to the original number of square feet in Tenant's Building. Neither Landlord nor the tenant or occupant of such space shall interfere with Tenant's business in the construction or operation of the Direct Entrance Sublease Space. The use of the Direct Entrance Sublease Space shall be restricted as provided in Paragraph (C) of Article 29 and in Article 31.

10.  CONTINUED POSSESSION OF TENANT.
- -----------------------------------

          Any holding over after the last day of any extension of the term hereof, or after the last day of the initial term hereof if this Lease is not extended, shall be construed to be a monthly tenancy, on all of the terms set forth in this Lease, terminable by either party on not less than one month's notice; PROVIDED, HOWEVER, if such hold over is without Landlord's consent, the monthly Annual Fixed Rent during such hold over period shall be equal to 150% of the monthly Annual Fixed Rent for the last Lease Year of the term of this Lease. Nothing contained in this Paragraph or this Lease shall be construed to give Tenant the right to holdover beyond the term of this Lease without the express written consent of Landlord.

11.  FIXTURES.
- -------------

          (A) Any and all trade fixtures and equipment, signs, appliances, furniture and other personal property of any nature installed in Tenant's Building at any time by Tenant or Landlord, at Tenant's expense, including non-recessed lighting fixtures, concession stands and related equipment, acoustical wall panels, projection and sound equipment, seats and satellite dish, if installed (all of the foregoing being collectively referred to in this Lease as "TENANT'S PROPERTY"), shall not become a part of the realty and may be removed
 -----------------
from Tenant's Building by Tenant at any time during the term hereof or within 30 days after the termination of the term hereof; PROVIDED, HOWEVER, subject to the rights of any lender or lessor having an interest in Tenant's Property, prior to the expiration or earlier termination of Tenant's Operating Covenant, Tenant shall replace Tenant's Property so removed to the extent necessary to perform Tenant's Operating Covenant. Landlord hereby waives any and all liens, claims, demands or rights, including rights of levy, execution, sale and distraint for unpaid rent, or any other right, interest or lien which Landlord has or may hereafter acquire in any of Tenant's Property.

          (B) Tenant shall have the right to finance the acquisition and installation of Tenant's Property (by granting a security interest therein or entering into an equipment lease therefor), and in connection therewith, Landlord agrees to execute and to cause the holder of any Mortgage to execute and deliver a Landlord's and mortgagee's waiver (the form of which shall be subject to Landlord's reasonable approval) and all other documents reasonably required by such lessor of or holder of a security interest in Tenant's Property.

12.  UTILITIES.
- --------------

          (A) Tenant shall pay all charges for gas, electricity, water, sewer service and other utilities used in Tenant's Building and Tenant's Box Office during the term hereof, all such utilities to be separately metered and to be obtained by Tenant from the applicable utility company; PROVIDED, HOWEVER, Landlord and Tenant shall each be responsible for the payment of those respective fees, deposits, costs and charges specified in paragraph (J) of
Section I in Exhibit C hereto.  Tenant shall contract for and pay separately for
             ---------
trash removal services and shall keep Tenant's trash enclosure area neat and clean. Unless caused by Landlord's negligent or willful act or omission or that of its agents, employees or contractors, no interruption in utility services to the Leased Premises shall create any liability for Landlord, or constitute an actual or constructive eviction, or entitle Tenant to any abatement of rent, or otherwise relieve Tenant of its obligations under this Lease.

          (B) Landlord shall, at Landlord's expense, furnish, install and maintain in good condition and repair, (i) to points of connection as provided in paragraph (A)(2) of Section II in Exhibit C hereto, all storm and sanitary
                                     ---------
sewers, and all gas, water, telephone, electrical facilities and other utilities of such size and type as may be required to provide adequate service for Tenant's Building, which shall be determined and confirmed by Tenant through the plan review process described in Exhibit C, and (ii) to the Entertainment Center
                                 ---------
Pylons, electrical facilities of such size and type as may be required to adequately service the Entertainment Center Pylons, which shall be determined and confirmed by Tenant through the plan review process described in Exhibit C.
                                                                     ---------
          (C) Notwithstanding the foregoing provisions of this Article, if Tenant shall deposit foreign substances in the sewerage lines serving Tenant's Building which block the same, Tenant shall be responsible for the elimination of such blockage.

13.  GOVERNMENTAL COMPLIANCE.
- ----------------------------

     (A) Except as provided in Paragraph (B) of this Article, Landlord shall, at Landlord's expense, comply with all Laws affecting the portions of the Entertainment Center which are owned and/or to be maintained by Landlord as provided in this Lease, irrespective of the nature of the work, if any, required for such compliance, to the end that the portions of the Entertainment Center owned and/or to be maintained by Landlord shall at all times be lawfully used and occupied as contemplated in this Lease.

          (B) Except as provided in paragraphs (C) and (D) of this Article, Tenant shall, at Tenant's expense, comply with all Laws which pertain to Tenant's Building and the use and occupancy thereof.

          (C) Landlord warrants and represents to Tenant that to Landlord's actual knowledge, (i) no release, leak, discharge, spill, storage, disposal or emission of "Hazardous Substances" (hereinafter defined) has occurred in, on or under the Entertainment Center, including the Leased Premises, and that the Entertainment Center, including the Leased Premises, are free of Hazardous Substances as of the date hereof (other than de minimis amounts which are not in
                                             -- -------
violation of any Law and that pose no threat to persons or property), (ii) there are no underground storage tanks under or adjacent to the Leased Premises, (iii) there has not been any notice of intent to sue, notice of violation, citation, warning or similar notification under any federal, state or local environmental law or regulation regarding the Entertainment Center or arising out of operations on the Entertainment Center, and (iv) Landlord is not aware of any investigation or inquiry by any Governmental Authority concerning the Entertainment Center or the operations thereon. Tenant acknowledges that Landlord is to provide Tenant a "Phase I Assessment" as provided in paragraph (E) of Section I in Exhibit C, and agrees that the foregoing
                              ---------
representations and warranties of Landlord shall be modified to include the information set forth in said Phase I Assessment as the same may be approved by Tenant.

          (D) Landlord shall not cause or permit any Hazardous Substances to be used, stored, generated or disposed of (collectively "USED") on, in or under the
                                                      ----
Entertainment Center, and shall not cause any Hazardous Substances to be Used within Tenant's Building, except for those Hazardous Substances which may lawfully be Used in the ordinary course of business in the operation of the Entertainment Center or which may be reasonably required in performing the obligations of Landlord under this Lease, and then only to the extent no Laws are violated in so doing; PROVIDED, HOWEVER, if without fault or knowledge of Landlord or any of its affiliates, Hazardous Substances (i.e., contaminated ground water) shall migrate onto the Entertainment Center, Landlord shall not be deemed to have permitted the introduction of such Hazardous Substance on the Entertainment Center.

          (E) Tenant shall not cause or permit any Hazardous Substances to be Used on, in or under Tenant's Building by Tenant, Tenant's agents, employees or contractors, except in the ordinary course of business in the operation of any business not prohibited under this Lease, or as reasonably required in performing the obligations of Tenant under this Lease, and then only to the extent no Laws in effect at such time are violated by Tenant.

          (F) Each party ("INDEMNIFYING PARTY") shall indemnify and save the
                           ------------------
other party ("INDEMNIFIED PARTY") harmless from any and all claims of third
              -----------------
parties, and damages, costs and losses owing to third parties or suffered by Indemnified Party, including court costs, reasonable attorneys' fees and consultants' fees, arising during or after the term and reasonably incurred or suffered by the Indemnified Party as a result of any default or breach of any representation, warranty or covenant made by Indemnifying Party under paragraphs
(A) through (E) of this Article (but for this purpose Landlord shall be deemed to have made the representations and warranties in paragraph (C) of this Article absolutely and without the limitation "to the best of Landlord's knowledge").
It is a condition of this indemnification and save harmless that the Indemnifying Party shall receive notice of any such claim against the Indemnified Party promptly after Indemnified Party first has knowledge thereof. This indemnification and save harmless includes any and all costs reasonably incurred by the Indemnified Party after notice to Indemnifying Party for any cleanup, removal or restoration mandated by any public official acting lawfully under Law if Indemnifying Party shall not timely perform such work. Notwithstanding the foregoing, the provisions of this Paragraph (F) shall exclude any and all consequential damages suffered by the Indemnified Party.

          (G) As used herein, "HAZARDOUS SUBSTANCE" means any substance that is
                               -------------------
toxic, radioactive, ignitable, flammable, explosive, reactive or corrosive and that is, in the form, quantity, condition and location then found upon or under the Leased Premises and/or the remainder of the Entertainment Center, as the case may be, regulated by any Governmental Authority. "Hazardous Substance" includes any and all materials and substances that are defined as "hazardous waste," "hazardous chemical," "pollutant," "contaminant" or "hazardous substance," in the form, quantity, condition and location then found upon the Leased Premises and/or the remainder of the Entertainment Center, as the case may be, pursuant to Law. "Hazardous Substance" includes asbestos, polychlorinated biphenyls and petroleum.

          (H) If Tenant's operations in the Leased Premises are interrupted in whole or in part such that Tenant is prevented (in the exercise of Tenant's reasonable business judgment) from operating, in whole or in part, without additional cost or risk of injury to persons or damage to property or potential violation of any Law as a result of any breach by Landlord of its representations or obligations under paragraph (A), (C) or (D) of this Article (but for this purpose Landlord shall be deemed to have made the representations and warranties in paragraph (C) of this Article absolutely and without the limitation "to Landlord's actual knowledge"), then during the period of such interruption the Annual Fixed Rent and other charges hereunder, or a just and fair proportion thereof according to the nature and extent of the interruption, shall be abated.

          (I) Notwithstanding anything to the contrary contained in paragraph
(H) of this Article, if Tenant's operations in the

Leased Premises are interrupted in whole or in part such that Tenant is prevented (in the exercise of Tenant's reasonable business judgment) from operating, in whole or in part, without additional cost or risk of injury to persons or damage to property or potential violation of any Law for more than 12 months as a result of any breach by Landlord of its representations or obligations under paragraph (A), (C) or (D) of this Article (but for this purpose Landlord shall be deemed to have made the representations and warranties in paragraph (C) of this Article absolutely and without the limitation "to Landlord's actual knowledge"), then in addition to the indemnification contained in paragraph (F) of this Article, Tenant may terminate this Lease by giving notice to Landlord of its election to do so, but such termination shall not affect Landlord's indemnity under paragraph (F) of this Article, which shall survive such termination.

          (J) The provisions of this Article shall survive the expiration or sooner termination of this Lease.

14.  REPAIRS.
- ------------

          (A) Landlord covenants and agrees after notice from Tenant of the need therefor, to make all repairs to and remedy all damage to Tenant's Building, both exterior and interior, structural or otherwise caused by Landlord's failure to (a) provide adequate drainage of surface and sub-surface waters or (b) properly perform Landlord's Work.

          (B) Subject to Landlord's obligations under paragraph (A) of this Article and to reasonable wear and tear, Tenant covenants and agrees to keep and maintain in good repair Tenant's Building including , the roof, exterior walls, foundations, doors, windows, all electrical, plumbing, heating and air conditioning equipment and facilities contained within Tenant's Building (it being acknowledged by the parties that Tenant's Building will not contain any common wiring, pipes, conduits, water, sewer or other utility lines serving other portions of the Entertainment Center), the exterior awnings, display cases and window boxes on Tenant's Building, if any, and all signs of Tenant, wherever located, and Tenant's Box Office. Landlord shall have no obligation with respect to any janitorial service furnished to Tenant's Building.

          (C) Notwithstanding the foregoing provisions of this Article but subject to paragraph (D) of Article 16 and paragraph (D) of this Article, each party shall be responsible for repairing any damage to Tenant's Building or Tenant's Box Office resulting from its negligent or willful act.

          (D) Notwithstanding anything set forth in paragraphs (A), (B) and (C) of this Article to the contrary, the respective obligations of Landlord and Tenant set forth therein shall be subject to the provisions set forth in the Articles captioned "Damage Clause" and "Condemnation."

          (E) Any repairs to the roof of Tenant's Building for which Tenant shall be responsible under paragraph (B) hereof shall be performed by a roofing contractor reasonably acceptable to Landlord.

          (F) Tenant shall periodically have Tenant's Building inspected by a reputable pest exterminator for pests and rodents and shall perform (or cause to be performed) the work reasonably recommended by such inspector.

15.  DAMAGE CLAUSE.
- ------------------

          (A) Subject to Paragraph (C) of this Article, if Tenant's Building shall be damaged or destroyed by fire or other casualty, either in whole or in part, Tenant shall with due diligence remove any resulting debris and repair and/or rebuild the same, in accordance with the Final Plans (to the extent then permitted by law), subject to such changes therein as Tenant may propose and which are approved by the applicable Governmental Authorities and Landlord, Landlord hereby agreeing not to unreasonably withhold or delay such approval provided such changes are consistent in character and quality to the previous improvements and the balance of the Entertainment Center. Tenant agrees that Tenant's obligations to pay rent shall not abate as a result of any such damage or destruction or during the period of any restoration or repair by Tenant, it being acknowledged that Tenant is obligated under Article 16 to maintain business interruption insurance to cover, among other things, its rental obligations under this Lease in the event of any such damage or destruction; PROVIDED, HOWEVER, that if Tenant's Building shall be damaged or destroyed by a casualty not insurable ("UNINSURABLE CASUALTY") under
                                                   --------------------
the insurance required to be maintained by Tenant under paragraph (A) of Article 16 ("REQUIRED INSURANCE"), then until the earlier of (i) the date which is 90
     ------------------
days after the date Tenant's Building is repaired, rebuilt and put in good and tenantable order (including the installation of Tenant's Property therein), or
(ii) the date Tenant reopens the portion(s) of Tenant's Building so damaged or destroyed, or (iii) the date which is 6 months after the occurrence of the Uninsurable Casualty, the Annual Fixed Rent and other charges hereby reserved, or a fair and just proportion thereof according to the degree to which Tenant's use of Tenant's Building is impaired, shall be abated.

          (B) Anything in this Article to the contrary notwithstanding, it is agreed that if (i) Tenant's Building is damaged or destroyed by fire or other cause to such an extent that the cost of restoration would exceed 25% of the amount it would have cost to replace Tenant's Building in its entirety at the time such damage or destruction occurred, and (ii) such damage or destruction occurs during the last 3 years of the initial term hereof or during the last 3 years of any Option Period, then either Landlord or Tenant shall have the right and option to terminate this Lease by giving the other party notice of such election within 30 days after the date on which such damage or destruction occurred, and if such notice is given this Lease shall terminate as of the date Tenant vacates Tenant's Building, which date shall be no later than 45 days after the giving of such notice, and the Annual Fixed Rent and other charges hereby reserved shall be adjusted as of the effective date of termination; PROVIDED, HOWEVER, that Tenant shall have the right to nullify any such notice of termination given by Landlord if at the time such notice is given an option herein granted Tenant to extend the term of this Lease for an additional period of 5 years or more remains unexercised and Tenant shall exercise such option within 30 days after the receipt of such notice of termination from Landlord, in which event Landlord's notice of such termination shall be of no force or effect and Tenant shall perform the restoration and other work required of Tenant under the terms of paragraph (A).

          (C) If Tenant's Building shall be damaged or destroyed by an Uninsurable Casualty to such an extent that the cost of restoration would exceed an amount ("THRESHOLD AMOUNT") equal to 15% of the amount it would have cost to
            ----------------
replace Tenant's Building in its entirety at the time such damage or destruction occurred, then Tenant shall have the right to either (i) repair and restore Tenant's Building at its sole cost and expense, or (ii) terminate this Lease. Said election shall be made by Tenant within 60 days of the occurrence of such casualty by notice to Tenant given within such period. If Tenant elects to rebuild and repair Tenant's Building, then Tenant shall be required to do so with due diligence. Until the earlier to occur of (i) the date Tenant's Building is repaired, rebuilt and put in good and tenantable order (including the installation of Tenant's Property), or (ii) the date Tenant reopens the portion of Tenant's Building so damaged or destroyed, or (iii) the date which is 6 months after the occurrence of the Uninsurable Casualty, the Annual Fixed Rent and other charges hereunder, or a just and fair proportion thereof according to the degree to which Tenant's use of Tenant's building is impaired, shall be abated.

          (D) If Tenant elects to terminate this Lease as set forth in paragraph
(C) of this Article and such notice of termination is not negated by Landlord as provided in this paragraph, then this Lease shall terminate as of the date of such damage or destruction and the Annual Fixed Rent and other charges hereunder shall be adjusted as of the date of termination. If Tenant so elects to terminate this Lease as provided in paragraph (C) of this Article, Landlord shall nevertheless have the option of negating such notice of termination by giving notice to Landlord of such negation, which notice, if given at all, shall be given within 30 days of Tenant's receipt of Landlord's notice of termination. If Landlord elects to negate Tenant's notice of termination, then (i) this Lease shall not terminate, and (ii) Landlord shall contribute to Tenant the uninsured cost of restoration in excess of the Threshold Amount. Tenant agrees that except in the event this Lease is terminated pursuant to this paragraph (D) as a result of such damage or destruction, Tenant's obligations to pay rent shall not abate as a result of any such damage or destruction or during the period of any restoration or repair by Tenant, it being acknowledged that Tenant is obligated under Article 16 to maintain business interruption insurance to cover, among other things, its rental obligations under this Lease in the event of any such damage or destruction; PROVIDED, HOWEVER, that if such damage or destruction was caused by an Uninsurable Casualty, then the Annual Fixed Rent and other charges payable hereunder shall abate until the earlier to occur of (i) the date on which Tenant opens Tenant's Building for business with the public following such repair and restoration, or (ii) 90 days after Tenant's Building is repaired, rebuilt and put in good and tenantable order and condition, or (iii) the date which is 6 months after the occurrence of the Uninsurable Casualty.

          (E) If before the Commencement Date or during the term hereof, any of the "Required Facilities" (hereinafter defined) shall be damaged or destroyed by fire, casualty or any cause whatsoever, either in whole or in part, Landlord shall with due diligence remove any resulting debris and repair and/or rebuild such Required Facilities in accordance with the plans and specifications pursuant to which they were originally constructed (to the extent then permitted by Law). Landlord shall obtain Tenant's consent (which shall not be unreasonably withheld) to any material deviation from such plans and specifications required by Governmental Authorities. It is hereby expressly provided that if Landlord, for any reason whatsoever, fails to commence such repair and rebuilding within 4 months from the date when such damage or destruction occurred (subject to the "120 Day Limited Conditional Extension" [as defined in paragraph (F) of this Article]), then Tenant may, at Tenant's sole option, in addition to its other rights and remedies, either (a) terminate this Lease, or (b) repair and restore such Required Facilities (or such portion thereof as Tenant shall elect) and offset the reasonable, actually incurred and documented cost thereof against the installments of Annual Fixed Rent and other charges payable hereunder until Tenant has recouped such costs, together with interest thereon at the Default Rate. Until (y) Landlord shall substantially complete the repair and/or rebuilding of the Required Facilities, or (z) Tenant shall substantially complete the repair and/or rebuilding of the Required Facilities, as the case may be, the Annual Fixed Rent and other charges payable hereunder (but not the Annual Percentage Rent), or a fair and just proportion thereof according to the nature and extent of the interference with, and damage to, Tenant's business, shall be abated. If Tenant elects to terminate this Lease as provided in this paragraph, then upon the giving of such notice this Lease shall automatically terminate and the Annual Fixed Rental and other charges hereunder shall be adjusted as of the date of such notice. "REQUIRED FACILITIES" shall mean (i)
                                          -------------------
the Minimum Number of Parking Spaces within the Critical Parking Zone (or within Tenant's Exclusive Parking Area in Annexation Area A if Landlord has designated the same as provided in paragraph (A) of Article 23), (ii) the Main Access Ways, and (iii) such additional number of parking spaces elsewhere in the Entertainment Center as shall be necessary to meet the Car Parking Ratio.

          (F) If during the term hereof any of the buildings located within the Phase I Development (exclusive of Tenant's

Building) shall be damaged or destroyed by fire or other casualty or any cause whatsoever, either in whole or in part, Landlord shall promptly repair and/or rebuild at least 50,000 square feet of the Floor Area therein devoted to Retail Uses. Until such other buildings are repaired, rebuilt and put in good and tenantable condition, the Annual Fixed Rent and other charges payable hereunder (but not the Annual Percentage Rent) shall be equitably abated according to the nature and extent of interference with, and damage to, Tenant's business, except to the extent of insurance proceeds (if any) Tenant is entitled to under its business interruption insurance policy it is required to maintain under Article
16. If Landlord fails to commence such repair and rebuilding within 4 months (subject to extension, not to exceed an additional 120 days, for delays encountered by Landlord in securing the approvals of Governmental Authorities for such repairs and reconstruction provided Landlord acts with due diligence to obtain such approvals ["120 DAY LIMITED CONDITIONAL EXTENSION"]) after the date
                        -------------------------------------
when such damage or destruction occurred or fails thereafter to proceed diligently to complete such repair and rebuilding, then Tenant, in addition to such other rights and remedies as may be accorded Tenant by law, shall have the right and option to terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to completion of such repair and rebuilding provided Landlord shall not then be actively undertaking such work, and upon the giving of such notice this Lease shall automatically terminate and the Annual Fixed Rent and other charges hereunder shall be adjusted as of the date of such notice.

          (G) If any of the buildings within the Entertainment Center located within the Phase I Development which Landlord is not required to restore pursuant to Paragraph (F) of this Article, or any building located outside the Phase I Development shall, before the Commencement Date or during the term hereof, be damaged or destroyed by fire, casualty or any cause whatsoever, either in whole or in part, Landlord shall either (i) repair and restore with due diligence such buildings so that they are harmonious with the remainder of the Entertainment Center, or (ii) remove any resulting debris, demolish such buildings and leave the affected areas in a neat, clean and level condition with surface paving, improvements and/or landscaping compatible with the surrounding Common Facilities of the Entertainment Center.

          (H) In addition to the rights of termination accorded Tenant under paragraphs (A) and (B) of this Article, it is agreed that if (i) Tenant's Property is damaged or destroyed by fire or other casualty to the extent of 25% or more of the amount it would have cost to replace the same in its entirety at the time such damage or destruction occurred, and (ii) such damage or destruction occurs during the last 3 years of the initial term hereof or during the last 5 years of any Option Period, then Tenant shall have the right to terminate this Lease by notice to Landlord given within 60 days after the date on which such damage or destruction occurred, and upon the giving of such notice, this Lease shall automatically terminate and the Annual Fixed Rent and other charges hereunder shall be adjusted as of the effective date of termination.

          (I) Except as expressly provided in this Article 15, Tenant hereby waives any statutory rights which it may have to terminate the Lease in the event of the partial or total destruction of the Leased Premises, the Building or any portion of the Entertainment Center, including, without limitation, the provisions of Sections 1932(s) and 1933(4) of the California Civil Code, it being agreed that the provisions of Article 15 shall control in the event of any such damage or destruction. In no event shall Landlord have any obligations whatsoever to repair, reconstruct or restore any of Tenant's Property.

16.  INSURANCE, INDEMNITY, WAIVER OF SUBROGATION AND FIRE
- ---------------------------------------------------------
     PROTECTION.
     ----------

          (A) Tenant shall, at its sole expense, (i) during the course of construction of Tenant's Building, carry a policy of builder's risk insurance in an amount equal to 100% of the cost of construction thereof, and (ii) upon and after completion of Tenant's Building, keep Tenant's Building (including all improvements, alterations, additions and changes made thereto by Landlord or Tenant) insured under (y) a commercial property insurance policy ("ALL-RISK
                                                                   --------
POLICY") with a special broad causes of loss form (formerly known as "all-risk"
- ------
insurance) with an agreed amount endorsement, in an amount not less than 100% of the full replacement cost of Tenant's Building (exclusive of foundations, footings and other underground improvements), and (z) a so-called difference in conditions policy with such endorsements as shall be necessary to insure against the perils of earth movement and flood but the coverage for earth movement and flood shall not be required to exceed $20,000,000 in the aggregate for all of Tenant's Facilities, including Tenant's Building ("DIC POLICY"). Tenant shall
                                                   ----------
be responsible for determining the amounts of the All-Risk Policy and the DIC Policy. Tenant shall also maintain business interruption insurance which shall cover, among other things, Tenant's rental obligations under this Lease in the event of any interruption to Tenant's business operations arising from the occurrence of any insured peril(s). Tenant shall provide Landlord with certificates of insurance from Landlord's insurer evidencing that the insurance so required to be maintained by Landlord is in full force and effect at all times. Tenant shall have the right to maintain its insurance pursuant to a blanket policy or policies covering the Tenant's Building together with other property owned by Tenant provided the coverage afforded thereby to Tenant's Building shall not be less than otherwise required by this Lease.

          (B) Tenant will, subject to the provisions of paragraph (D) of this Article, and subject to the provisions of paragraph (F) of Article 13 captioned "Governmental Compliance," indemnify, protect and save harmless Landlord, its officers, agents and servants, from and against any and all claims, actions, suits, judgments, decrees, orders, liability and expense in connection with loss of life, bodily injury and/or damage to property

(collectively, "CLAIMS") (i) arising from or out of any occurrence in, upon or
                ------
at Tenant's Building, or the occupancy or use by Tenant of Tenant's Building or any part thereof, unless the same is caused by the willful or negligent act or omission of Landlord; PROVIDED, HOWEVER, Tenant's obligation to indemnify Landlord from Claims arising from the acts of third parties (i.e., parties other than Tenant, its agents, employees or servants) shall be limited to the extent of Tenant's commercial general liability insurance required to be maintained under this Lease, and/or (ii) occasioned wholly or in part by any negligent act or omission of Tenant, its agents, employees, servants, subtenants, lessees or concessionaires. If any action or proceeding is brought against Landlord, its officers, agents or servants by reason of any of the aforementioned causes, Tenant, upon receiving notice thereof from Landlord, agrees to defend such action or proceeding by adequate counsel reasonably acceptable to Landlord at its own expense. Tenant agrees to insure the foregoing obligation by contractual endorsement under a commercial general liability policy (which may be a blanket policy) to be maintained by Tenant with single limits of not less than $10,000,000; PROVIDED, HOWEVER, in lieu of all or part of such insurance, Tenant may self-insure up to $100,000 single limits per occurrence for each $10,000,000 of Tenant's net worth as reflected on Tenant's most recent audited balance sheet, but such self-insurance shall not impair Tenant's indemnity under this paragraph (B). Tenant shall furnish Landlord certificates of insurance from Tenant's insurer evidencing that such insurance is in full force and effect at all times.

          (C) Landlord will, subject to the provisions of paragraph (D) of this Article, and subject to the provisions of paragraph (F) of the Article captioned "Governmental Compliance," indemnify, protect and save harmless Tenant, its officers, agents and servants, from and against any and all Claims (i) arising from or out of any occurrence in or upon any of the Common Facilities or any part thereof, unless the same is caused by the willful or negligent act or omission of Tenant; PROVIDED, HOWEVER, Landlord's obligation to indemnify Tenant from Claims arising from the acts of third parties other than Landlord, its agents, employees or servants shall be limited to the extent of Landlord's commercial general liability insurance required to be maintained under this Lease, and/or (ii) occasioned wholly or in part by any negligent act or omission of Landlord, its agents, employees or servants. If any action or proceeding is brought against Tenant, its agents or servants by reason of any of the aforementioned causes, Landlord, upon receiving notice thereof from Tenant, agrees to defend such action or proceeding by adequate counsel reasonably acceptable to Tenant at its own expense. Landlord agrees to insure the foregoing obligation by contractual endorsement under a commercial general liability policy (which may be a blanket policy) to be maintained by Landlord with single limits of not less than $25,000,000.00; PROVIDED, HOWEVER, in lieu of all or part of such insurance, Landlord may self-insure up to $100,000 for each $10,000,000 of its net worth as reflected on Landlord's most recent audited balance sheet, but such self-insurance shall not impair Landlord's indemnity under this paragraph (C). Landlord shall provide Tenant certificates of insurance from Landlord's insurer evidencing that the insurance so required to be maintained by Landlord is in full force and effect at all times.

          (D) Anything in this Lease to the contrary notwithstanding, it is agreed that each party (the "RELEASING PARTY") hereby releases the other (the
                             ---------------
"RELEASED PARTY") from any liability which the Released Party would, but for
- ---------------
this paragraph, have had to the Releasing Party during the term of this Lease resulting from any accident or occurrence or casualty (i) which is or would be covered by an All-Risk Policy or a DIC Policy irrespective of whether such coverage is being carried by the Releasing Party, and (ii) which is covered by any other casualty or property damage insurance being carried by the Releasing Party at the time of such occurrence, which casualty may have resulted in whole or in part from any act or neglect of the Released Party, its officers, agents or employees; PROVIDED, HOWEVER, the release hereinabove set forth shall become inoperative and null and void if the Releasing Party wishes to place such insurance with an insurance company which (y) takes the position that the existence of such release vitiates or would substantially adversely affect any policy so insuring the Releasing Party and notice thereof is given to the Released Party, or (z) requires the payment of a higher premium by reason of the existence of such release, unless in the latter case the Released Party within 20 days after notice thereof from the Releasing Party pays such increase in premium.

          (E) During the continuance of Tenant's Operating Covenant, Tenant shall insure Tenant's Property under a commercial property coverage policy consistent with that maintained by Tenant for its fixtures and equipment at its similar theatre locations. All proceeds payable in connection with such policy shall be the sole property of Tenant, and Landlord shall have no claim or interest therein.

          (F) Landlord shall construct and shall maintain in good condition and repair, without cost to Tenant, in all premises immediately adjacent to Tenant's Building, if any, automatic wet sprinkler systems, smoke vents, smoke detecting devices, fire walls and such other fire warning, prevention and containment devices as are sufficient to qualify Tenant's Building for a superior risk rating from Tenant's property damage insurer provided Tenant's Building would otherwise qualify therefor. If the manner of construction of immediately adjacent buildings is not sufficient to qualify Tenant's Building for a superior risk rating and Tenant's Building would otherwise qualify therefor based on the method of construction of Tenant's Building and, if Tenant's property insurance premiums are greater as a result, Landlord shall either pay for necessary upgrades to the adjacent building(s) to qualify Tenant's Building for a superior risk rating or pay for the increased costs of Tenant's property insurance.

17.  LANDLORD TO PAY TAXES.
- --------------------------

          Subject to Tenant's obligation to reimburse Landlord for certain Taxes as provided in the Rent and Expense Rider, Landlord shall pay all Taxes assessed or charged against the Entertainment Center or any part thereof.

18.  TENANT'S REAL ESTATE TAXES.
- -------------------------------

          (A) Tenant shall reimburse Landlord for certain Taxes as provided in the Rent and Expense Rider.

          (B) Tenant shall pay to the appropriate Governmental Authorities all personal property taxes separately assessed against Tenant's Property.

19.  ALTERATIONS AND TENANT'S LIENS.
- -----------------------------------

          (A) Tenant shall have the right and privilege at all times during the term hereof, at its own expense, in accordance with applicable Laws to make such alterations, changes, improvements and additions to Tenant's Building as Tenant may desire (including, without limitation, the installation of a satellite dish on the roof of Tenant's Building, subject to the limitations set forth below) provided such work, when completed, will not impair the structural integrity or soundness thereof and provided further that if any of Tenant's proposed work will materially affect the exterior appearance of Tenant's Building or affect the roof of Tenant's Building or the HVAC or other mechanical systems in or serving Tenant's Building, Tenant shall, before undertaking such work, obtain Landlord's consent to the performance thereof, Landlord hereby agreeing not to unreasonably withhold or delay such consent. To the extent any of the foregoing is not subject to Landlord's consent and the cost thereof exceeds $100,000.00, then for informational purposes only, Tenant shall notify Landlord before undertaking such work and furnish Landlord with a copy of the plans, if any, for such work. In any event, upon completion of any alterations, changes, improvements and additions to Tenant's Building (as opposed to Tenant's Property), Tenant shall provide Landlord with a written description of same and a copy of the plans, if any, for such work so that Landlord can properly advise its property insurance carrier. Subject to the provisions of Article 11 captioned "Fixtures," any alterations, changes, improvements and additions made by Tenant shall immediately become the property of Landlord and shall be considered a part of Tenant's Building. The installation of any satellite dish or any other rooftop installation shall be subject to (1) the prior written consent of Landlord, which shall not be unreasonably withheld and (2) the approval of all Governmental Authorities. Without limiting the foregoing, Landlord shall have the right to reasonably approve the size, location, screening and method of installation of any such rooftop installation(s). Landlord may require that Tenant consult with Landlord's roof contractor concerning the location and method of installation of any such rooftop installation(s). All changes to the Tenant's Building and the performance thereof shall at all times comply with (i) all applicable Laws, and (ii) all reasonable rules, orders, directions, regulations and requirements of the Pacific Fire Rating Bureau (or of any similar insurance body or bodies having jurisdiction over the Leased Premises) of which Landlord has given prior notice to Tenant, and shall be performed in a good and workmanlike manner. During the course of any work effected by Tenant under this paragraph, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits, and general liability insurance for any occurrence in or about the Leased Premises arising from such work, of which Landlord (and its managing agent if Landlord shall have notified Tenant of the name thereof) shall be named as additional insureds (as their interests may appear), in the amount of $1,000,000.00 single limits.

          (B) Tenant shall not permit any mechanic's or materialman's lien to be foreclosed against Tenant's Building or the Entertainment Center by reason of work, labor, services or materials performed by or furnished to Tenant or anyone holding any part of the Leased Premises under Tenant. If any such lien shall at any time be filed, Tenant may contest the same in good faith but Tenant shall, within 30 days after the filing thereof, cause such lien to be released of record by payment, bond, order of a court of competent jurisdiction or otherwise. Landlord shall have a right to post, in a location reasonably acceptable to Tenant, a notice of non-responsibility on Tenant's Building in accordance with applicable Laws with respect to any work performed in Tenant's Building by Tenant. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Leased Premises to any lien or liability under the lien laws of the state in which the Leased Premises are located. If within thirty (30) days after filing, Tenant fails to remove any lien filed against the Leased Premises or the Entertainment Center which Tenant is obligated to remove pursuant to this
Article 19, Landlord may take such action as Landlord deems necessary to remove such lien(s) and Tenant shall indemnify and reimburse Landlord from any and all costs reasonably incurred by Landlord in so removing such lien(s) including, without limitation, payment of the amount of the lien, together with interest on all amounts so expended by Landlord at the Default Rate until paid by Tenant.

20.  TENANT'S SIGNS.
- -------------------

     (A) Tenant shall have the right to maintain the following signs in accordance with and subject to any applicable provisions of the Site Plans and Laws and approval by the City of Arcadia:

               (1) Illuminated signs on the exterior walls of Tenant's Building and on the theatre canopy or marquee including attraction board.

               (2) Signs on the interior or exterior of any windows of Tenant's Building.

               (3) Easel or placard signs within the lobby entrance or on sidewalks immediately in front of Tenant's Building, provided the same do not unreasonably interfere with pedestrian traffic and provided further Landlord shall have the right to reasonably restrict the location, number and size of any exterior easel or placard signs.

               (4) Poster cases within the lobby of Tenant's Building and on the exterior walls of Tenant's Building in locations approved as part of the approval of Tenant's plans for Tenant's Building.

               (5) Illuminated roadside identification sign panel on two pylon signs to be installed by Landlord (individually, "ENTERTAINMENT CENTER
                                                       --------------------
     PYLON" and collectively, "ENTERTAINMENT CENTER PYLONS") located as shown on
     -----                     ---------------------------
     Exhibit B-1, B-2 and B-3.
     -----------  ---     ---

          (B) The design, size, location, materials and method of illumination of all signs which Tenant elects to construct (or any future alterations thereto) pursuant to clauses (1) and (5) of paragraph (A) of this Article ("TENANT'S SIGNS") shall be subject to Landlord's approval, which Landlord
- ----------------
agrees not to unreasonably withhold or delay, and to the approval of all applicable Governmental Authorities, shall advertise Tenant's business in Tenant's Building and shall be constructed and maintained in good repair at Tenant's expense (it being agreed that Tenant shall pay a pro-rata share of the reasonable cost of constructing, maintaining and repairing the Entertainment Center Pylon(s) [exclusive of any signs thereon] on which Tenant shall have a sign, based on the square footage of Tenant's sign thereon relative to the square footage of all signs which can be placed thereon). Tenant shall pay a prorata share of the cost of electricity consumed in illuminating the Entertainment Center Pylon(s) on the same square footage basis set forth in the preceding sentence.

          (C) Landlord hereby grants to Tenant non-exclusive easements, appurtenant to the Leased Premises, over portions of the Entertainment Center, for the purpose of enabling Tenant to have access to the Entertainment Center Pylons and Tenant's sign panels thereon, to maintain and service same and to insure the continued availability of power thereto in the event Landlord fails to do so.

          (D) If Tenant shall be deprived of its sign panels on any Entertainment Center Pylon as the result of a condemnation, Landlord shall (a) make available a site (and power thereto) for a substitute pylon within the Entertainment Center strategically located so as to be as visible to the same automobile traffic on highways adjoining the Entertainment Center as to which the previous Pylon Sign was visible, and (b) grant to Tenant easements similar to those granted in paragraph (C) of this Article with respect to the new site.

          (E) Landlord shall not erect or permit to be erected any sign or advertising device on the roof or exterior walls of Tenant's Building, nor any landscaping, signs or other obstructions which would block the view of any Entertainment Center Pylon from adjoining streets to which such Entertainment Center Pylon was visible when initially constructed.

          (F) Nothing in this Lease shall restrict Tenant's unlimited right to maintain signs on the interior of Tenant's Building.

21.  CONDEMNATION.
- -----------------

          (A) If any material part of Tenant's Building shall be taken in any proceeding by any Governmental Authority by condemnation or otherwise, or be acquired for public or quasi-public purposes, or be conveyed under threat of such taking or acquiring (which Landlord shall not do without Tenant's prior consent), Tenant shall have the option of terminating this Lease by notice to Landlord of its election to do so given on or before the date which is 6 months after Tenant shall have been deprived of possession of the condemned property, and upon the giving of such notice, this Lease shall automatically terminate and the Annual Fixed Rent and other charges hereunder shall be adjusted as of the date of such notice. In the event a material part of Tenant's Building is so taken and Tenant elects not to terminate this Lease, then Landlord shall, at Landlord's expense, restore Tenant's Building (exclusive of Tenant's Property) to a complete unit as similar as reasonably possible in design, character and quality to the building which existed before such taking. In the event Tenant's Building is partially taken and this Lease is not terminated, the Annual Fixed Rent and other charges thereafter payable hereunder shall be equitably reduced. If Landlord shall be obligated to perform restoration work under this paragraph, so much of the Annual Fixed Rent and other charges payable by Tenant as is fairly allocable to the space which is to be restored shall abate until such restoration work shall have been completed. Any restoration work to be performed by Landlord pursuant to this paragraph shall be completed in accordance with plans and specifications which shall have been approved by Tenant, such approval not to be unreasonably withheld. In any such proceeding whereby all or part of the Leased Premises is taken, whether or not Tenant elects to terminate this Lease, each party shall be free to make claim against the condemning authority for the amount of the actual provable damage done to each of them by such proceeding. If the condemning authority shall refuse to permit separate claims to be made, then Landlord shall prosecute with counsel reasonably satisfactory to Tenant the claims of both Landlord and Tenant, and the proceeds of the award shall be divided between Landlord and Tenant in a fair and equitable manner.

          (B) If (i) 20% or more of the parking spaces within the Critical Parking Zone (or, if Landlord has designated "Tenant's Exclusive Parking Area" as permitted in subparagraph (ii) of paragraph (A) of Article 23, 10% or more of the parking spaces within Tenant's Exclusive Parking Area), or (ii) 20% or more of the parking spaces needed to comply with the Car Parking Ratio, or (iii) any of the Main Vehicular Access Ways, shall be taken in any proceeding by any Governmental Authority, by condemnation or otherwise, or be acquired for public or quasi-public purposes, or be conveyed under threat of such taking or acquiring (which Landlord shall not do without Tenant's prior consent), or the use of any of the foregoing shall be lost, terminated or materially adversely altered by reason of any such taking, acquisition or conveyance or other governmental action (any of the foregoing events being herein called a "TAKING"), then in any of such events
 ------

Tenant shall have the option of terminating this Lease by notice to Landlord of its election to do so given on or before the date which is 6 months after the Taking, and this Lease shall automatically terminate 30 days after the giving of such notice and the Annual Fixed Rent and other charges hereunder shall be adjusted as of that date; PROVIDED, HOWEVER, that Tenant's right to terminate this Lease pursuant to clause (i) or clause (ii) shall be nullified if:

               (I) in the case of clause (i), the Taking was of not more than 20% of the parking spaces within the Critical Parking Zone and Landlord elects to provide a substitute parking area in Annexation Area A; or in the case of clause (ii), the taking was of not more than 25% of the parking spaces required to meet the Car Parking Ratio and Landlord elects to provide a substitute parking area or areas within or contiguous to the Critical Facilities Area of the Entertainment Center such that with the substitute parking area(s) the number of parking spaces within the Entertainment Center shall be sufficient to meet the Car Parking Ratio; and

               (II) on or before the 30th day after the giving of Tenant's notice of termination, Landlord shall give Tenant notice of Landlord's intention to forthwith provide a substitute parking area or areas as set forth in subparagraph (I) above; and

               (III) such substitute parking area(s) shall be reasonably acceptable to Tenant and shall be of comparable quality and equal in size to the area(s) taken; and

               (IV) any such substitute parking area(s) located with an Annexation Area shall be incorporated into the Entertainment Center as herein provided; and

               (V) within 6 months after so notifying Tenant, Landlord shall actually provide such substitute parking area(s) and enter into a written agreement amending this Lease to include said substitute parking area(s) as part of the parking area with respect to which Tenant is granted the parking rights provided for in Article 24 captioned "Common Facilities."

          (C) [Intentionally Deleted.]

          (D) If by reason of a Taking Tenant shall be temporarily deprived in whole or in part of the use of Tenant's Building or any part thereof, this Lease shall remain in full force and effect, the entire award made as compensation therefor shall belong to Tenant, and there shall be no abatement of the Annual Fixed Rent payable hereunder.

          (E) Landlord shall not initiate or take any action seeking a public or private taking of Tenant's Building or of any other part of the Entertainment Center once developed.

22.  OTHER TENANCIES.
- --------------------

          (A) As provided in Article 5, Landlord covenants that, in addition to the improvements which are to be constructed by Landlord as provided in Exhibit
                                                                        -------
C, Landlord will erect or cause to be erected by the Completion Date, subject to
- -
delays due to Force

Majeure and Tenant Delays, within the Phase I Development in the Permitted Building Areas shown therefor on Exhibit B-4 , buildings suitable for occupancy
                                 -----------
by entertainment, food and beverage and/or retail shops containing at least the Minimum Floor Area Exclusive of Tenant's Building.

          (B) Tenant shall be under no duty or obligation to open Tenant's Building for business unless and until (i) Landlord shall have completed construction of the buildings which Landlord is obligated to erect or cause to be erected within the Phase I Development as provided in paragraph (A) of this Article, and (ii) tenants occupying at least 50% of the Minimum Floor Area Exclusive of Tenant's Building have opened or are about to open their stores (within not more than 90 days after the opening of Tenant's Building) for business with the public for Retail Uses.

          (C) Landlord shall not make the Entertainment Center subject to any reciprocal easement agreement, operating agreement or similar agreement ("REA")
                                                                          ---
unless and until Landlord has first submitted the REA to Tenant and Tenant has approved the same (which approval shall not be unreasonably withheld by Tenant). Upon approval of the REA by Tenant:

               (1) Landlord shall furnish to Tenant true, complete and exact copies of all documents comprising the REA as executed and recorded.

               (2) The REA shall not be amended to materially derogate the rights granted to Landlord thereunder without

     Tenant's prior consent, which shall not be unreasonably withheld.

               (3) Landlord hereby agrees to enforce the cross-easement rights, operating covenants and other rights contained in the REA on Tenant's behalf, and if Landlord fails to enforce said rights on Tenant's behalf within 30 days after notice thereof from Tenant, Landlord agrees that Tenant shall have the right to enforce said rights under the REA directly and in the name of and on behalf of Landlord if required (all at Landlord's expense), Landlord hereby conferring such enforcement rights unto Tenant.

               (6) Upon at least 30 days' prior written notice from Tenant, Landlord shall secure an agreement from the other party or parties to the REA pursuant to which such other parties confirm for the benefit of Tenant that the REA is in full force and effect without default thereunder.

          Tenant agrees to comply with the terms and conditions of the REA if and to the extent Tenant shall approve the REA in writing.

23.  PROJECT ENTITY.
- -------------------

          (A) Landlord covenants and represents as follows:

               (i) All buildings in the Entertainment Center shall, to the extent constructed, be constructed substantially within the Permitted Building Areas.

               (ii) Landlord shall construct and maintain parking spaces in the Entertainment Center in accordance with the requirements of the Car Parking Ratio, PROVIDED, HOWEVER, that at least the Minimum Number of Parking Spaces shall be located either within the Critical Parking Zone or within Annexation Area A (if Landlord has designated a portion of Annexation Area A as Tenant's Exclusive Parking Area as hereinafter provided and has incorporated the same into the Entertainment Center). Landlord may, at its election, designate at least the Minimum Number of Parking Spaces as "TENANT'S EXCLUSIVE PARKING AREA," which number of parking spaces so
     --------------------------------
     designated shall be located either within the Critical Parking Zone or within Annexation Area A as aforesaid; and in the event Landlord makes such election, Tenant's Exclusive Parking Area shall be reserved for the exclusive use of Tenant, its customers, employees and invitees and the customers, employees and invitees of any concessionaire, licensee or subtenant of Tenant.

               (iii) Landlord shall construct and maintain the Main Access Ways in substantially the locations therefor shown on Exhibits B-1, B-2 and B-3.
                                                      ------------  ---     ---
               (iv) The two southernmost buildings in the Phase I Development, adjacent to the Critical Parking Zone, as shown on Exhibit B-4, shall not
                                                        -----------
     exceed 50 feet in height.

               (v) Each of the two buildings immediately adjacent to and in front of Tenant's Building, as shown on Exhibit B-4, shall be structurally
                                             -----------
     independent.

          (B) Subject to the foregoing provisions of paragraph (A) of this Article and to all other provisions of this Lease, Landlord shall retain sole and exclusive control of the Entertainment Center and the Common Facilities (reasonably exercised consistent with good shopping center practice) and shall have the right to construct such buildings and improvements within the Entertainment Center as are permitted under applicable Laws and pursuant to governmental approvals. Subject to the foregoing limitations, Landlord's control of the Entertainment Center and the Common Facilities shall include, without limitation, the right to:

               (i) restrain the use of the Common Facilities by unauthorized persons;

               (ii) utilize from time to time any portion of the Common Facilities for promotional, entertainment and related matters, provided that no promotional, entertainment or other activity or event shall be conducted in the Common Facilities within fifty (50) feet of the entrance of Tenant's Building;

               (iii) place permanent or temporary kiosks, displays, carts and stands and outdoor seating and entertainment areas in the Common Facilities, but not within fifty (50) feet of the entrance to Tenant's Building other than outdoor seating for any restaurant located in either building contiguous to the Premises (any such outdoor seating to be located substantially within the areas designated therefor on Exhibit
                                                                         -------
     B-4), and to lease same to tenants;
     ---

               (iv) temporarily close any portion of the Common Facilities (but not all of the Common Facilities at any one time) to the minimum extent and for the minimum time reasonably necessary for repairs, improvements or alterations, to discourage non-customer use, to prevent dedication or an easement by prescription;

               (v) subdivide all or portions of the Entertainment Center (including the Common Facilities other than the portions of the Common Facilities which Landlord is required to maintain as such as expressly provided in this Lease), sell or lease the lots or parcels so created and, subject to the limitations contained in paragraph (C) of Article 22, encumber the Entertainment Center with reciprocal easements and operating agreements with such landlords or tenants; PROVIDED, HOWEVER, that prior to selling all or any part of the Entertainment Center, Landlord shall subject the Entertainment Center to a recorded REA which sets forth such rights of Tenant under this Lease and such provisions relating to the Common Facilities contained in this Lease as shall be reasonably designated by Tenant and which is otherwise in form and substance reasonably acceptable to Tenant;

               (vi) determine the nature, size and extent of the Common Facilities and whether portions of the same shall be surface, underground or multiple-deck (subject to the restrictions on structured parking contained in Exhibit E to this Lease);
                                                     ---------
     and

               (vii) reasonably change the shape and size of the Common Facilities and other portions of the Entertainment Center, and add, eliminate or change the location of buildings and improvements within the Entertainment Center, including, without limitation, buildings, lighting, parking areas, structured parking, roadways and curb cuts, sidewalks and landscaped areas.

          (C) Except as provided in paragraph (A) of Article 22 and in Article 5 and in Exhibit C, and as otherwise expressly provided in this Lease
       ---------
(collectively, "LANDLORD'S INITIAL CONSTRUCTION OBLIGATIONS"), Landlord makes no
                -------------------------------------------
representations or warranties that Landlord will ever construct any buildings, improvements or Common Facilities within the Entertainment Center which are not part of Landlord's Initial Construction Obligations.

24.  COMMON FACILITIES.
- ----------------------

     (A) Landlord agrees, at Landlord's sole cost and expense, upon construction of each Phase of the Entertainment Center as shown on the Site Plans, to provide, grade and surface the areas designated within such Phase on the applicable Site Plan as parking areas, curb cuts, sidewalks, access facilities, aisles, malls, streets and driveways, and also to provide adequate water drainage and lighting systems therefor. Said parking areas shall be striped and adequate directional markers shall be furnished. All parking areas shall be at ground level and no elevated parking structures shall be permitted within the Entertainment Center; PROVIDED, HOWEVER, Landlord may construct elevated parking structure(s) provided such structured parking conforms to the guidelines set forth on Exhibit E hereto.
                                        ---------

          (B) Landlord agrees that Tenant, its customers, employees and invitees, and the customers, employees and invitees of any subtenant, concessionaire or licensee of Tenant, shall have throughout the term hereof, in common with Landlord and other tenants and occupants of space situated within the Entertainment Center and their customers, employees and invitees, the use of the areas reserved for parking as designated on the Site Plans (or any enlargement of said parking areas) and the use of the sidewalks, aisles, malls, streets, driveways and other Common Facilities located within the Entertainment Center, which are from time to time constructed, without being required to pay any charge or fee whatsoever for such use except as set forth in the Article captioned "Common Area Charge." Notwithstanding the preceding sentence, if Landlord shall designate Tenant's Exclusive Parking Area as provided in paragraph (A) of Article 23, the use of the same shall be exclusive as provided in said paragraph (A). If Landlord (or a parking operator employed by Landlord) shall institute parking charges for the use of the parking facilities within the Entertainment Center, (i) Landlord shall employ a validation system (reasonably satisfactory to Tenant) whereby Tenant's customers shall be entitled to at least 4 hours of free parking (parking charges, if any, beyond such number of hours to be at the lowest visitor parking charge to the public, if any, for parking in the Entertainment Center), and (ii) Tenant shall employ a system reasonably designed to limit the availability of such parking validation to its customers purchasing theatre tickets; PROVIDED, HOWEVER, beginning with the 4th Lease Year, Landlord (or a parking operator employed by Landlord) may charge $1.00 (One Dollar) per car for each such 4 hours of parking after 6:00 p.m. on weekdays, at all times on weekends and holidays and on December 26 and December 31 and the foregoing $1.00 charge may be increased by 25c every five (5) Lease Years beginning with the 9th Lease Year ("AFTER-HOURS PARKING CHARGE"), but if Landlord does so then
                     --------------------------
at Tenant's election Landlord shall employ a validation system such that parking shall remain free to Tenant's customers, and Tenant shall reimburse Landlord monthly, in arrears, for the After-Hours Parking Charge validations for Tenant's customers. In such event, Landlord agrees that it shall at all times employ a reasonably sufficient number of parking lot personnel to avoid any undue delay in entering or exiting the parking facilities. Notwithstanding any parking charges otherwise permitted hereunder, Landlord agrees that employees of Tenant shall be entitled to park free of charge in accordance with a reasonable, non-discriminatory plan for employee parking to be adopted by Landlord. Tenant agrees that Landlord (or a parking operator employed by Landlord) may implement optional valet parking for the customers of the Entertainment Center, for which Landlord may impose a reasonable charge, PROVIDED, HOWEVER, all cars for which valet parking is utilized shall be parked outside of the Critical Parking Zone (or outside of Tenant's

Exclusive Parking Area if Landlord has designated the same as herein provided).

          (C) Landlord shall provide an area of adequate size within 100 feet of the rear wall of Tenant's Building as reasonably approved by Tenant for the installation of Tenant's trash compactor (which area shall be finished by Landlord with appropriate electrical service, a faucet and floor drain), and Tenant shall cause its trash to be removed therefrom periodically so as not to cause an unreasonable accumulation of its trash.

          (D) Landlord agrees, at its expense except as set forth in Article 28 captioned "Common Area Charge," (i) to provide and maintain, throughout the term of this Lease, reasonably adequate lighting and security for the areas reserved for parking and for the other Common Facilities, all such lighting to be kept on from dusk until at least one half hour after the end of the last scheduled evening performance in Tenant's Building; (ii) to keep said parking areas and the drainage and lighting systems therefor and said sidewalks, aisles, curb cuts, malls, streets, driveways and other Common Facilities in good order and repair and in a clean and sanitary condition; (iii) to keep said parking areas, sidewalks, aisles, malls, streets and driveways properly drained and reasonably free from snow, ice and debris and to keep the parking area properly striped; and (iv) to provide such additional security as Tenant shall reasonably request within the parking areas and other Common Facilities within 300 feet from the main entrance to the Leased Premises. To the extent that Tenant requires any such additional security described in clause (iv) of the preceding sentence, or requires that the Common Facilities remain illuminated later than 1:00 a.m., Tenant shall reimburse Landlord (directly, and not as part of Common Facilities Expense) for the actual and reasonable cost incurred by Landlord for such additional security plus any such late hour illumination, together with the actual and reasonable cost of any security Landlord or Tenant deems reasonably necessary past 1:00 a.m. by reason of Tenant's Building being open past 1:00 a.m. and which Landlord does not or would not otherwise provide if Tenant were not open past 1:00 a.m.; PROVIDED, HOWEVER, if any other tenants within the Project also require such late hour illumination and/or additional security, then Tenant and such other tenants shall share the cost of such late hour illumination and/or additional security in proportion to their respective late hour usage of the Common Facilities or usage of such additional security, as reasonably determined by Landlord. If with respect to a specific film, Landlord shall give notice to Tenant that Landlord reasonably believes Tenant needs to provide security in addition to the foregoing security required to be furnished by Landlord, Tenant shall comply with Landlord's reasonable requests for such additional security, at Tenant's expense.

          (E) Parking areas, sidewalks, aisles, curb cuts, malls, streets, driveways and other Common Facilities within the Critical Facilities Area, to the extent constructed, shall be maintained as such during the term of this Lease and shall not be fenced or otherwise obstructed (except to the limited extent necessary to make repairs thereto) and shall be kept open at all times for the unimpeded use thereof as intended herein. Landlord agrees to use its best efforts not to permit the Common Facilities to be used for parking or any other purpose by any occupant, visitor or invitee of any property contiguous or adjacent to the Entertainment Center and, upon request by Tenant, Landlord shall take such reasonable steps as are necessary to prevent such use of the Common Facilities; PROVIDED, HOWEVER, the parking areas on the Critical Facilities Area may be used by patrons of the Santa Anita Race Track in accordance with a program adopted and implemented by Landlord to control patrons from parking in areas on the Entertainment Center which are likely to be used by customers of Tenant's Building to the end that at all times Tenant is afforded the parking to be provided to Tenant for its customers as provided in this Lease without their being denied the use of any material amount of parking by the patrons of the Race Track. Landlord agrees to provide Tenant advance notice of Landlord's proposed program with respect to parking by Race Track patrons, and to confer with Tenant concerning the measures to be taken. Notwithstanding the foregoing, Tenant acknowledges that on certain designated major horse racing event days (which Landlord agrees shall each be one-day events, and which shall not exceed 20 days per calendar year in the aggregate), it may be difficult or impossible for Landlord to prevent the use of Entertainment Center parking areas by Racetrack visitors and that Landlord shall have no liability therefor and Tenant shall not be entitled to any rent abatement or other remedies based upon such use. Such major racing events may include: Opening day for the racetrack (presently

December 26th of each year), the Strubb Stakes (typically in February), the Santa Anita Handicap (typically in March), the Santa Anita Derby (typically in April) and the San Juan Capistrano Derby (typically within the last thirty (30) days prior to closing of the racetrack) and The Breeders Cup race which may occur every four (4) years or so (typically in October).

25.  CONSTRUCTION OF TENANT'S BUILDING.
- --------------------------------------

          Landlord and Tenant agree to erect, make and complete Tenant's Building and the other improvements leased to Tenant hereunder in accordance with the provisions set forth in Exhibit C.
                                 ---------

26.  OPENING OF TENANT'S BUILDING.
- ---------------------------------

          (A) Tenant agrees that it will, subject to delays resulting from Force Majeure and subject to the provisions of paragraph (B) of Article 22 captioned "Other Tenancies", proceed to open Tenant's Building to the public for business within the Number of Tenant Working Days after the date Tenant shall be required to commence Tenant's Work as provided in Exhibit C; PROVIDED, HOWEVER, that
                                         ---------
Tenant shall not be required to open Tenant's Building for business with the public until (i) the Common Facilities within the Phase I Development have been substantially completed (as defined in Article 5) within the areas shown on Exhibit B-4 and the same are ready for use by the public; (ii) Landlord shall
- -----------
have "substantially completed" the construction work required of Landlord under the provisions of paragraph (A) of Article 22 captioned

"Other Tenancies"; (iii) there shall be full compliance with the covenants and agreements set forth in Article 31 captioned "Landlord's Operating Covenants"; and (iv) Landlord has complied with the provisions of Exhibit C.
                                                      ---------

          (B) If the buildings and improvements to be constructed by Landlord hereunder are not fully completed when Tenant opens Tenant's Building for business, Landlord covenants and agrees to complete the same as soon thereafter as reasonably possible.

27.  OPTIONS TO EXTEND.
- ----------------------

          (A) Provided Tenant is not in default under this Lease beyond the expiration of the applicable grace period provided for the curing of such default, Tenant shall have the right to extend the term of this Lease for the Option Periods from the date upon which the term would otherwise expire upon the same terms and conditions as those herein specified with Annual Fixed Rent to be adjusted as provided in the Rent and Expense Rider. If Tenant elects to exercise its option for any Option Period, it shall, subject to the provisions of paragraph (B) of this Article, do so by giving Landlord notice of such election at least 12 months before the beginning of the Option Period for which the term hereof is to be extended by the exercise of such option. If Tenant gives such notice, the term of this Lease shall be automatically extended for the Option Period covered by the option so exercised without execution of an extension or renewal lease.

          (B) It is the intention of Landlord and Tenant to avoid forfeiture of Tenant's right to extend the term of this Lease under any of the extension options set forth in paragraph (A) of this Article through failure to give notice of exercise thereof within the time prescribed. Accordingly, if Tenant shall fail to give notice of exercise of any such option within the time prescribed in paragraph (A) of this Article, then the time to give such notice shall be deemed extended for an additional period commencing on the last day on which such notice by Tenant may be timely given pursuant to paragraph (A) above and ending upon the earlier of (i) 30 days after the date Landlord gives Tenant notice of Tenant's failure to exercise such option within the time prescribed or
(ii) the expiration of the then current term of this Lease. If Tenant exercises any such option after the date prescribed in paragraph (A) above, but within the extended time permitted above, the extended term to which such option relates shall commence, or shall be deemed to have commenced, at the time it would have commenced if such notice had been given within the time prescribed in paragraph
(A) above; otherwise, any period during which Tenant remains in possession after the expiration of the term hereby created, or as extended by the exercise of a previous option or options, shall be subject to the provisions of the Article captioned "Continued Possession of Tenant."

28.  COMMON AREA CHARGE.
- -----------------------

          (A) Effective as of the Commencement Date, for the purpose of reimbursing Landlord for part of the cost incurred by Landlord in operating and maintaining the Common Facilities, Tenant shall pay Landlord the common area charge, if any, computed as set forth in the Rent and Expense Rider.

          (B) Notwithstanding anything to the contrary contained in this Lease, if Tenant's business in Tenant's Building is materially interfered with on account of any changes, alterations, removal or additions in or to the Common Facilities, Tenant's Building (other than those made by Tenant), or any other building or improvements in the Entertainment Center, including the construction of additional buildings or expansion of existing buildings, then the Annual Fixed Rent and other charges payable hereunder shall be equitably reduced during the period thereof to the extent of the damage sustained to Tenant's business, unless Tenant shall be unable to operate its business, in which event the Annual Fixed Rent and Annual Percentage Rent and other charges hereunder shall fully abate; PROVIDED, HOWEVER, if the parties cannot agree within 30 days after any such interference on the amount that Annual Fixed Rent and other charges are to be reduced, then either party may within 20 days thereafter submit the matter to arbitration in accordance with Paragraph (C) of Article 40.

29.  OTHER THEATRES AND RESTRICTIONS.
- ------------------------------------

          (A) If at any time during the term hereof a movie theatre, other than the one operated in Tenant's Building, is open for business within the Entertainment Center or on premises which are (i) owned or controlled (directly or indirectly) by Landlord or any affiliate thereof, and (ii) located within 500 feet from any boundary line of the Entertainment Center, then the Annual Fixed Rent hereunder shall be abated during the continuance of the operation of such movie theatre by an amount equal to the product obtained by multiplying the number of seats in such other theatre by the quotient obtained by dividing the amount of the Annual Fixed Rent then payable under this Lease by the number of seats then in Tenant's Building; PROVIDED, HOWEVER, the provisions of this paragraph (A) shall not apply to (i) any theatre(s) on the Entertainment Center in which all screens therein are at least 50 feet in height (e.g., an "IMAX" type theatre), or (ii) any so-called "simulator theatres" in which the film presentation is 31 minutes or less and in which no auditorium therein exceeds 100 seats, or (iii) any film presentations within the Entertainment Center of educational, historical or informational films not currently in broad-based distribution in the United States, in conjunction with museum or archival activities, including art galleries, or (iv) the Santa Anita Fashion Park Mall ("MALL") so long as Landlord is unable to effectively prevent a movie theatre
  ----
from being operated thereon, or (v) the existing theatre at the Mall (but any expansion thereof shall be subject to the foregoing provisions of this paragraph (A) [subject to clause (iv) hereof]); PROVIDED, HOWEVER, notwithstanding the foregoing provisions of clause (iv) or any other provision of this paragraph (A) to the contrary, in the event that Landlord shall hereafter grant to any other tenant of the Entertainment Center the benefit of any provisions of the type generally known as "exclusive use" or "restrictive use" provisions which are more favorable in coverage and/or scope concerning the Mall than the foregoing provisions of this paragraph (A), then the provisions of this paragraph (A) shall be deemed amended so as to provide Tenant the same more favorable coverage and/or scope concerning the Mall.

          (B) Landlord will take all reasonable actions designed to prohibit the use of any other premises or equipment controlled by Landlord and located within the Entertainment Center in any manner that would result in any noise or vibration interfering with the acoustics required by Tenant in its use of Tenant's Building or would result in any offensive odors penetrating Tenant's Building; PROVIDED, HOWEVER, Tenant acknowledges the periodic existence of odors from stables and agrees Landlord shall have no liability therefor. Tenant will not use, and will take all reasonable actions designed to prohibit or prevent the use of, any equipment owned or controlled by Tenant and located within Tenant's Building that would result in any noise or vibration interfering with the operation of any business in buildings adjacent to Tenant's Building or would result in any offensive odors penetrating any buildings adjacent to Tenant's Building; PROVIDED, HOWEVER,

Landlord acknowledges the existence of normal popcorn odors from Tenant's Building and agrees Tenant shall have no liability therefor.

          (C) Landlord will not sell or permit to be sold for off-premises consumption candy and/or fresh cooked popcorn in or from any premises located within 150 feet of the main customer entrance of Tenant's Building; PROVIDED, HOWEVER, the foregoing shall not apply to (i) gum and mints sold in restaurants,
(ii) packaged candy sold in a video store, or (iii) fresh cooked popcorn and candy sold within the lobby of any theatre adjacent to Tenant's Building in which all screens therein are at least 50 feet in height (e.g., an "IMAX" type theatre), for consumption solely by customers of such operator(s).

          (D) Without limiting the foregoing, in no event shall Landlord lease or permit the occupancy of any premises located in the Entertainment Center for any of the following uses: (i) funeral home; (ii) bookstore or other establishment engaged primarily in the business of selling, exhibiting or delivering pornographic or obscene materials; or (iii) so-called "head shop."

30.  MERCHANTS ASSOCIATION.
- --------------------------

          During each Lease Year, Tenant shall contribute to the Merchant's Association an amount per annum equal to the lesser of (i) the product obtained by multiplying .15c by Tenant's Floor Area, or (ii) the least amount per square foot paid by any other tenant of the Project.

 31.  LANDLORD'S OPERATING COVENANTS.
 -----------------------------------

          Landlord covenants and agrees that (i) it will during the term of this Lease, except when prevented from doing so by Force Majeure, continuously operate the Entertainment Center primarily as a first class mixed use retail/entertainment facility, and (ii) except with Tenant's prior consent, which consent Tenant shall not unreasonably withhold or delay, no portion of the Entertainment Center within the Critical Facilities Area of the Entertainment Center shall be used for any purpose other than for the operation of restaurants, bars and other entertainment, gaming or sports-oriented facilities, and for establishments selling goods, wares, merchandise, food, beverages and services to the public at retail and for such incidental office and storage areas as may reasonably be needed in connection with the foregoing (collectively, "RETAIL USES"); PROVIDED, HOWEVER, the Phase I Development may
                -----------
contain up to 25,000 square feet of office space, but this shall not be counted in computing the 50,000 square feet of Minimum Floor Area Exclusive of Tenant's Building which Landlord is required to construct in Phase I (all such Floor Area to be devoted to Retail Uses). Tenant acknowledges that outside of the Critical Facilities Area of the Entertainment Center, hotels, offices and other uses as may be permitted by the City of Arcadia may be constructed and operated in the Entertainment Center, PROVIDED Landlord complies with the provisions of Article 23 of this Lease. The covenants and agreements of Landlord set forth in this Article are sometimes collectively herein referred to as "LANDLORD'S OPERATING
                                                          --------------------
COVENANT".
- --------

32.  TENANT'S COVENANT TO OPERATE.
- ---------------------------------

          (A) So long as (i) Landlord shall not be in default in discharging Landlord's Operating Covenant, and (ii) tenants or operators of premises within the Phase I Development occupying at least 60% of the Minimum Floor Area Exclusive of Tenant's Building shall be conducting business with the public, Tenant will, except when prevented from so doing by Force Majeure or by other causes beyond its reasonable control (including the unavailability of film) and subject to the provisions of Article 9 captioned "Subletting and Assigning," during Tenant's Operating Period, operate or cause to be operated a first-class movie theatre in Tenant's Building, in at least a majority of the screens therein (such covenant being herein called "TENANT'S OPERATING COVENANT").
                                            ---------------------------
During the first 5 years of Tenant's Operating Period when Tenant's Operating Covenant shall be in effect, Tenant shall, if economically practical, use reasonable efforts to show primarily first-run films and re-releases of films in general re-release.

          (B) Except as specifically provided in Paragraph (A) of this Article, nothing contained in this Lease or in rules or regulations (if any) promulgated by Landlord shall be deemed in any way to (i) regulate the manner of operation by Tenant of its business in Tenant's Building and/or the hours and/or days of such operation, or (ii) require Tenant to operate all its theatre auditoriums, or (iii) give Landlord any right, express or implied, of censorship over any attractions exhibited in Tenant's Building or over the content of Tenant's advertising; PROVIDED, HOWEVER, notwithstanding the foregoing, in no event shall Tenant utilize Tenant's Building for the operation of a so-called "adult" movie theater, which shall mean a theatre primarily showing films of a pornographic nature. Subject to Force Majeure, and to the provisions of Articles 15 and 21 entitled "Damage Clause" and "Condemnation", respectively, if Tenant shall discontinue operations in Tenant's Building for longer than 6 months (exclusive of any period during which Tenant's Building is being repaired or restored following casualty damage thereto or condemnation of a portion thereof), Landlord shall have the right to terminate this Lease by notifying Tenant of such election at any time prior to the resumption of operations in Tenant's Building, and if Landlord so elects to terminate this Lease, this Lease shall terminate, and the rent and other charges shall be adjusted, as of the date which is earlier of (i) the date 60 days after the Landlord's notice of termination, or (ii) the date Tenant surrenders exclusive possession of Tenant's Building to Landlord.

          (C) Notwithstanding anything to the contrary contained in this Lease, if at any time during the term hereof 50% or more of the Minimum Floor Area Exclusive of Tenant's Building is not being operated for business with the public for a period of at least 6 months (exclusive of any such Floor Area which is being restored with due diligence following casualty damage thereto):

               (1) The Annual Fixed Rent, Annual Percentage Rent and all other rent and charges payable by Tenant under this Lease shall abate so long as such condition shall continue;

     PROVIDED, HOWEVER, if Tenant is then obligated to operate Tenant's Building pursuant to paragraph (A) of this Article or Tenant otherwise elects to operate Tenant's Building, then for each calendar month or fraction thereof during the period of such abatement and operation Tenant shall pay Landlord, in lieu of any and all other rent and charges, a sum determined by multiplying Tenant's Gross Receipts during such period by the Percentage Rate, and provided, further, in no event shall the Gross Receipts during such period be included in Gross Receipts for the purpose of computing Annual Percentage Rent pursuant to the Rent and Expense Rider; and

               (2) Tenant may elect, without the consent of Landlord, to (a) sublet the Leased Premises (or portions thereof) or assign this Lease to any party or parties of Tenant's choice, and/or (b) use Tenant's Building for any lawful purpose and remodel Tenant's Building, interior and/or exterior (structural or otherwise).

          (D) Notwithstanding anything to the contrary contained in this Lease, if at any time during the term hereof 50% or more of the Minimum Floor Area Exclusive of Tenant's Building is not being operated for business with the public for a period of at least 12 months (exclusive of any such Floor Area which is being restored with due diligence following casualty damage thereto), then Tenant may terminate this Lease at any time while such condition exists by giving notice thereof to Landlord, whereupon this Lease shall terminate and Tenant shall be relieved and released from all liability hereunder.

          (E) Except as specifically provided in paragraph (A) of this Article, Tenant shall have no obligation whatsoever, either express or implied, to at any time operate or otherwise use Tenant's Building.

33.  ESTOPPEL CERTIFICATE; ATTORNMENT AND PRIORITY OF LEASE;
- ------------------------------------------------------------
     SUBORDINATION.
     -------------

          (A) Each party agrees, within 20 days after request by the other party, to execute, acknowledge and deliver to and in favor of the proposed holder of any Mortgage or purchaser or ground lessor of all or any portion of the Entertainment Center which includes the Leased Premises, any encumbrance holder of Tenant or any proposed sublessee of Tenant or assignee of Tenant's interest in this Lease, an estoppel certificate stating: (i) whether this Lease is in full force and effect; (ii) whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment; (iii) the date to which rent and any other charges have been paid; and (iv) whether such party knows of any default on the part of the other party or has any claim against the other party and, if so, specifying the nature of such default or claim. If a party fails to give the estoppel certificate requested of it within such 20-day period, such party shall pay to the other party the sum of $100 for each day after the expiration of such 20-day period it shall fail to deliver such certificate.

          (B) Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under, or conveyance by deed in lieu of foreclosure, any Mortgage prior in lien to this Lease made by Landlord, attorn to the purchaser/successor to Landlord upon any such foreclosure, sale or conveyance and recognize such purchaser as Landlord under this Lease, provided such purchaser assumes in writing Landlord's obligations under this Lease.

          (C) Upon request of the holder of any Mortgage, Tenant will subordinate its rights under this Lease to the lien thereof and to all advances made or hereafter to be made upon the security thereof, and Tenant shall execute, acknowledge and deliver an instrument effecting such subordination; PROVIDED, HOWEVER, Landlord shall obtain and deliver to Tenant within 30 days after demand by Tenant an agreement, in recordable form, from the holder of any Mortgage to which this Lease is subordinate containing a covenant binding upon the holder thereof to the effect that as long as Tenant shall not be in default under this Lease, or, if Tenant is in default hereunder, as long as Tenant's time to cure such default has not expired, this Lease shall not be terminated or modified in any respect whatsoever, nor shall the rights of Tenant hereunder or its occupancy of the Leased Premises be affected in any way by reason of such Mortgage or any foreclosure action or other proceeding that may be instituted in connection therewith, and that Tenant shall not be named as a defendant in any such foreclosure action or other proceeding.

          (D) Without limiting the foregoing provisions of this Article, all documents requested by either party in order to effectuate the provisions of this Article shall be in form and substance reasonably satisfactory to the other party to the extent not inconsistent with such provisions.

34.  DEFAULT CLAUSE AND SELF-HELP.
- ---------------------------------

          (A) If Tenant neglects or fails to (i) pay any Annual Fixed Rent, Annual Percentage Rent or other charge hereunder within 10 days after notice of such failure, or (ii) perform or observe any of the other covenants, terms, provisions or conditions on its part to be performed or observed under this Lease within 30 days after notice of such failure (or if more than 30 days shall be reasonably required because of the nature of the default, if Tenant shall fail to proceed diligently to cure such failure after such notice) (the events described in clauses (i) and (ii) being called an "EVENT OF DEFAULT"), then
                                                   ----------------
Landlord may either:

               (1) Terminate Tenant's right to possession of the Premises because of such breach, and upon termination, recover from Tenant as damages (i) the worth at the time of award of any unpaid rent which had been earned at the time of termination, plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been due and payable after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided, plus
     (iii) the worth at the time of award
     of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided, plus (iv) any other amounts necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (A) in retaking possession of the Leased Premises, (B) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Leased Premises or any portion thereof, including such acts for reletting to a new tenant or tenants, (C) for leasing commissions, or (D) for any other costs necessary or appropriate to relet the Leased Premises, plus (v) at Landlord's election, such other amounts and remedies in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California including, without limitation, the remedies provided by California Civil Code Section 1951.2, as amended or as superseded by any successor statute.

               The "worth at the time of award" of the amounts referred to in subsections 34(A)(1)(i) and (ii) above shall be computed by allowing interest at the maximum rate permitted by law. The "worth at the time of award" of the amount referred to in subsection 34(A)(1)(iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. No act by Landlord other than giving written notice thereof to Tenant shall terminate this Lease. Any act of maintenance or efforts to relet the Leased Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession; or

               (2) Not terminate Tenant's right to possession because of such breach, but continue this Lease in full force and effect; and in that event
     (1) Landlord may enforce all rights and remedies under this Lease and under the provisions of Section 1951.4 of the California Civil Code, as amended or as superseded by any successor statute, including the right to recover the rent and all other charges due hereunder as such rent and other charges become due hereunder, and (2) Tenant may assign its interest in this Lease with Landlord's prior written consent, which shall not be unreasonably withheld, subject to the terms of Article 9 hereof; or

               (3) With or without terminating this Lease, re-enter the Leased Premises and remove all persons and property from the Leased Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Leased Premises by Landlord pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

          Tenant agrees that any notice served in accordance with the provisions of this paragraph 34(A) shall be in addition to, and not in lieu of, any notice required under applicable law including, without limitation, the provisions of California Code of Civil Procedure Section 1161 or any successor statute.

          (B) Notwithstanding anything to the contrary contained in paragraph
(A) of this Article, with respect to any alleged default other than a default in the payment of Annual Fixed Rent, if within 45 days after Landlord's notice of such alleged default, Tenant (i) notifies Landlord that Tenant disputes such alleged default, and (ii) submits the dispute to arbitration pursuant to Paragraph (C) of Article 40 hereof, then Tenant shall not be deemed to be in default under this Lease with respect to such alleged default, provided that if the final award or decision in such arbitration is adverse to Tenant, in whole or in part, then Tenant shall forthwith commence to correct the matters complained of by Landlord, or that portion thereof as to which such award or decision is adverse to Tenant, and complete the same within 30 days after the rendering of such award or decision, or if more than 30 days are required to complete such corrections with reasonable diligence, commence to correct the same within such 30 days and prosecute the same to completion with reasonable diligence. Nothing in this Paragraph (B) shall be construed as excusing Tenant from the performance of any of its obligations under this Lease which are not in dispute.

          (C) If either party (the "DEFAULTING PARTY") fails to perform any
                                    ----------------
agreement or obligation on its part to be performed under this Lease, the other party (the "CURING PARTY") shall have the right (i) if no emergency exists, to
            ------------
perform the same after first giving 20 days' notice to the Defaulting Party followed by a second 10 days' notice to the Defaulting Party, and (ii) in any emergency situation to perform the same immediately without notice or delay.
For the purpose of rectifying a default of the Defaulting Party as aforesaid, the Curing Party shall have the right to enter the premises of the Defaulting Party. The Defaulting Party shall on demand reimburse the Curing Party for the costs and expenses reasonably incurred by the Curing Party in rectifying defaults as aforesaid, including reasonable attorneys' fees, together with interest thereon at the Default Rate from the date of expenditure by the Curing Party, which demand shall be accompanied by an invoice setting forth a reasonably particularized breakdown of the Curing Party's costs and expenses; PROVIDED, HOWEVER, if the Defaulting Party within 10 days after the date of such demand shall notify the Curing Party that it in good faith disputes that it was in default, the dispute shall be promptly submitted to arbitration pursuant to Paragraph (C) of Article 40, in which case the Defaulting Party shall not be required to reimburse the Curing Party until and unless the arbitration shall determine that it was in default. Any act or thing done by the Curing Party pursuant to this paragraph shall not constitute a waiver of any such default by the Curing Party or a waiver of any covenant, term or condition herein contained or the performance thereof. If Landlord fails to so reimburse Tenant within 30 days after Tenant's demand, Tenant shall be entitled to an immediate credit against the Annual Fixed Rent and other charges payable hereunder in an amount equal to the costs and expenses incurred by Tenant in rectifying Landlord's defaults as aforesaid, together with interest thereon at the Default Rate as aforesaid. In addition, Tenant shall be entitled to an immediate credit against the Annual Fixed Rent and other charges payable hereunder in an amount equal to any sums owing by Landlord to Tenant under this Lease which shall not be paid when due, together with interest thereon at the Default Rate.

35.  ACCESS TO PREMISES.
- -----------------------

          Tenant shall permit Landlord and its authorized representatives to enter Tenant's Building at all reasonable times (and in the event of an emergency, at the time of the emergency) for the purposes of (i) serving or posting or keeping posted thereon notices required by Law or notices of non-responsibility, (ii) conducting periodic inspections, and (iii) performing any work thereon required to be performed by Landlord pursuant to this Lease; PROVIDED, HOWEVER, nothing set forth in this Lease shall be construed as authorizing Landlord to enter the projection booths in Tenant's Building without the consent of Tenant, except in the case of an emergency.

 36.  FORCE MAJEURE.
 ------------------

          Subject to any express limitations contained in this Lease on delays due to "Force Majeure" (as defined hereinbelow), if either party shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive Laws (except as otherwise specifically provided herein), riots, insurrection, war or other reason not the fault of the party delayed in performing the work or doing the acts required under the terms of this Lease (collectively, "FORCE MAJEURE"), then performance
                                              -------------
of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Article shall not (i) operate to excuse Tenant from prompt payment of Annual Fixed Rent or any other payment required by Tenant under the terms of this Lease, except as may be otherwise specifically provided herein to the contrary and except to the extent that such delays affect the Commencement Date, or (ii) be applicable to delays resulting from the inability of a party to obtain financing or to proceed with its obligations under this Lease because of a lack of funds.

37.  REMEDIES CUMULATIVE; LEGAL EXPENSES; TIME OF THE ESSENCE.
- -------------------------------------------------------------

          (A) The various rights and remedies given to or reserved to Landlord and Tenant by this Lease or allowed by law shall be cumulative, irrespective of whether so expressly stated.

          (B) Time is of the essence of this Lease.

38.  LEASE NOT TO BE RECORDED.
- -----------------------------

          Upon request of Landlord or Tenant, the parties hereto shall promptly execute and deliver a memorandum of this Lease for recording purposes in recordable form. If Tenant elects to record such memorandum, Landlord shall promptly cause the same to be recorded, at Landlord's expense. Neither party shall record this Lease without the consent of the other party.

39.  NOTICES.
- ------------

          All notices, consents, requests, approvals and authorizations (collectively, "NOTICES") required or permitted hereunder shall only be
                -------
effective if in writing. All Notices by Landlord to Tenant shall be sent to Tenant by registered or certified mail (return receipt requested), postage prepaid, or by Federal Express, U.S. Post Office Express Mail, Airborne or similar overnight courier which delivers only upon signed receipt of the addressee, to 106 West 14th Street, Suite 1700, Kansas City, Missouri 64105, marked for the attention of Lease Administrator, and/or to such other addresses as Tenant may later designate by Notice to Landlord. All Notices by Tenant to Landlord shall be deemed to have been duly given if sent by registered or certified mail (return receipt requested), postage prepaid, or by Federal Express, U.S. Post Office Express Mail, Airborne or similar overnight courier which delivers only upon signed receipt of the addressee, to any one of the parties named herein as Landlord at such party's address first above written, or to such other address as Landlord may later designate by Notice to Tenant. All Notices shall be effective upon being deposited in the United States mail or delivered to the overnight courier in the manner prescribed above. However, the time period in which a response to any such Notice must be given shall commence to run from the date of receipt by the addressee thereof as shown on the return or courier receipt of the Notice. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.

40.  WAIVER OF PERFORMANCE AND DISPUTES.
- ---------------------------------------

          (A) One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition, nor shall any delay or omission by either party to seek a remedy for any breach of this Lease or to exercise a right accruing to such party by reason of such breach be deemed a waiver by such party of its remedies or rights with respect to such breach. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any similar act.

          (B) If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other party under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said party to institute suit for the recovery of such sum, and if it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease, together with interest thereon at the Default Rate. If at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the cost thereof "under protest" and the performance of such work shall in no event be regarded as a voluntary performance and there shall survive the right on the part of said party to institute suit for the recovery of the cost of such work, and if it shall be adjudged that there was no legal obligation on the part of said party to perform the same or any part thereof, said party shall be entitled to recover the cost of such work or the cost of so much thereof as said party was not legally required to perform under the provisions of this Lease, together with interest thereon at the Default Rate.

          (C) In the event of any dispute between Landlord and Tenant is to be submitted to arbitration pursuant to Article 28(B), 34(B) and 34(C) of this Lease (collectively, "ARBITRATION PROVISIONS"), then such dispute shall be
                      ----------------------
resolved through binding arbitration pursuant to this Paragraph (C). If demand for arbitration is timely made as provided in subparagraph (a) below, such arbitration shall be conducted in accordance with the provisions of the Commercial Arbitration Rules of the American Arbitration Association as are then in effect, except as provided below. Any such arbitration shall be held and conducted, within thirty (30) days after the selection of an arbitrator, in Los Angeles County, California before one arbitrator who shall be selected by mutual agreement of the parties; if agreement is not reached on the selection of an arbitrator within ten (10) days after the demand for arbitration is made, then such arbitrator shall be appointed by the presiding judge of the Superior Court of Los Angeles County, and the parties hereto shall not contest the jurisdiction or authority of such presiding judge to select such arbitrator. The provisions of the Commercial Arbitration Rules of the American Arbitration Association shall apply and govern such arbitration, subject, however, to the following:

               (i) Any demand for arbitration shall be in writing and must be made and served on the other party within a time set forth in the Arbitration Provisions.

               (ii) The arbitrator selected or appointed must be an attorney or a former or retired judge with at least ten (10) years experience in commercial real property matters, or a nonattorney with like experience in the subject matter of dispute.

               (iii) All proceedings involving the parties shall be reported by a certified shorthand court reporter and written transcripts of the proceedings shall be prepared and made available to the parties.

               (iv) The arbitrator shall prepare and deliver to the parties factual findings in writing which shall include the reasons on which the decision of the arbitrator is based. The arbitrator shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

               (v) Final decision by the arbitrator must be provided to the parties within thirty (30) days from the date on which the matter is submitted to the arbitrator.

               (vi) The prevailing party (as defined below) shall be awarded reasonable attorneys' fees, expert and nonexpert witness costs and expenses (including without limitation the fees and costs of the court reporter described in clause (iii) above), and other costs and expenses incurred in connection with the arbitration, unless the arbitrator for good cause determines otherwise.

               (vii) As used herein, the term "prevailing party" shall mean the party, if any, that the arbitrator determines is "clearly the prevailing party."

               (viii) Costs and fees of the arbitrator shall be borne by the nonprevailing party, unless the arbitrator for good cause determines otherwise. If there is no prevailing party, the parties shall bear their own fees and costs and split the fees and costs of the arbitrator and court reporter.

               (ix) The award or decision of the arbitrator, which may include equitable relief, shall be final and judgment may be entered on it in accordance with applicable law in any court having jurisdiction over the matter. The provisions of this Article 40, Paragraph (C) are not intended to alter the applicable provisions of law which provide the grounds on which a court may vacate an arbitration award.

41.  MODIFICATION OF LEASE.
- --------------------------

          The terms, covenants and conditions hereof may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of the change, modification or discharge is sought, or by such party's agent. The failure of either party hereto to insist in any one or more cases upon the strict performance of any term, covenant or condition of this Lease to be performed or observed by the other party hereto shall not constitute a waiver or relinquishment for the future of any such term, covenant or condition.

 42.  CAPTIONS AND LEASE PREPARATION.
 -----------------------------------

          Captions throughout this instrument are for convenience and reference only and the words contained therein shall in no way be deemed to explain, modify, amplify or aid in the interpretation or construction of the provisions of this Lease. In any interpretation, construction or determination of the meaning of any provision of this Lease, no presumption whatsoever shall arise from the fact that the Lease was prepared by or on behalf of any party hereto.

43.  LEASE BINDING ON HEIRS, ETC.
- --------------------------------

          Except as herein otherwise expressly provided, all covenants, agreements, provisions and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, devisees, executors, administrators, successors in interest and assigns as well as grantees of Landlord, and shall be deemed to run with the land. Without limiting the generality of the foregoing, all rights of Tenant under this Lease may be granted by Tenant to any sublessee of Tenant.

44.  BROKERS.
- ------------

          Landlord represents and warrants to Tenant that (i) it has not incurred or caused to be incurred any liability for real estate brokerage commissions or finder's fees in connection with the execution or consummation of this Lease except to IJM Realty, Inc. ("BROKER") and (ii) Landlord shall pay all
                                        ------
commissions and
fees of Broker. Tenant represents and warrants to Landlord that it has not incurred or caused to be incurred any liability for real estate brokerage commissions or finder's fees in connection with the execution or consummation of this Lease for which Landlord may be liable. Each of the parties agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or expense (including reasonable attorneys' fees) in connection with any breach of the foregoing representations and warranties.

45.  TENANT'S FINANCIAL INFORMATION.
- -----------------------------------

          Upon request, Tenant shall furnish to Landlord and the holder of the first Mortgage on the Entertainment Center, a copy of Tenant's balance sheet for Tenant's most recently expired fiscal year for which a balance sheet has been prepared provided such holder and Landlord agree to hold the same as confidential to the extent the statement is not otherwise publicly filed with the Securities and Exchange Commission.

46.  WAIVER OF TRIAL BY JURY.
- ----------------------------

          TENANT AND LANDLORD HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN ANY MATTERS ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE AND OCCUPANCY OF TENANT'S BUILDING OR THE ENTERTAINMENT CENTER, AND ANY CLAIM OF INJURY OR DAMAGE.

 47.  MORTGAGEE PROTECTION CLAUSE.
 --------------------------------

          Tenant agrees to give the holder of any Mortgage on the Leased Premises (in the manner Notices are to be sent as set forth in Article 39), a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been expressly notified in writing (in the manner Notices are required to be given under this Lease) of the address of such holder. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days, then if such holder is an "Institutional Lender" and shall first agree with Tenant in writing to cure such default such holder shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, provided such holder commences such cure within said thirty (30) days and diligently proceeds to complete the cure of such default, in which event this Lease shall not be terminated while such holder is so diligently curing such default; PROVIDED, HOWEVER, the foregoing shall not impair, limit or postpone the exercise of Tenant's rights under Paragraph (C) of Article 34. The term "Institutional Lender" shall mean a bank, savings institution, insurance company, REIT, pension trust or other institutional lender that regularly engages in making loans on commercial real estate.

48.  LIMITATION ON TENANT'S RECOURSE.
- ------------------------------------

          From and after the full performance by Landlord of Landlord's Initial Obligations, Tenant's sole recourse under this Lease for monetary damages against Landlord is against the interest of Landlord in and to the Leased Premises and the interest of Landlord in the remainder of the Entertainment Center and the rents therefrom and all proceeds from the sale thereof. Tenant shall have no right to satisfy any judgment which it may have against Landlord from any other assets of Landlord or from any other assets of any partner, venturer or shareholder of Landlord. The provisions of this Article are not intended to limit the Tenant's right to seek injunctive relief or specific performance, or Tenant's right to claim the proceeds of insurance (if any) specifically maintained by Landlord for Tenant's benefit. The foregoing limitations shall also apply to any successor to Landlord's interest in the Leased Premises.

49.  REAL ESTATE INVESTMENT TRUST.
- ---------------------------------

          Tenant is advised that Landlord named herein is a real estate investment trust. If Landlord in good faith determines that its status as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendments to this Lease and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not (i) increase the obligations of Tenant or decrease Tenant's rights pursuant to this Lease, or
(ii) diminish Landlord's obligations under this Lease, or (iii) in any other manner materially adversely affect Tenant or its interest in the Leased Premises.

50.  NO PARTNERSHIP.
- -------------------

          Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease. The provisions of this Lease relating to the Annual Percentage Rent payable hereunder are included solely for the purpose of providing a method whereby rent is to be measured and ascertained.

51.  NO OPTION.
- --------------

          The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord to Tenant.

52.  LEGAL EXPENSES.
- -------------------

          If either Landlord or Tenant should bring suit against the other with respect to this Lease, then all costs and expenses, including without limitation, actual professional fees and costs such as appraisers', accountants' and attorneys' fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. As used herein, attorneys' fees and costs shall include, without limitation, attorneys' fees, costs and expenses incurred in connection with any (i) postjudgment motions; (ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examination;
(iv) discovery; and (v) bankruptcy litigation.

53.  NONDISCLOSURE OF LEASE TERMS.
- ---------------------------------

          Landlord and Tenant each acknowledge and agree that the terms of this Lease are confidential and constitute proprietary information of Landlord and Tenant. Disclosure of the terms could adversely affect the ability of Landlord and Tenant to negotiate other leases and impair Landlord's relationship with other tenants and Tenant's relationship with other landlords. Accordingly, Tenant and Landlord each agree that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other landlord or prospective landlord of Tenant, any other tenant or apparent prospective tenant of the Leased Premises or other portion of the Entertainment Center, or real estate agent (except Broker), either directly or indirectly, without the prior written consent of the other party; PROVIDED, HOWEVER, that Tenant may disclose the terms to prospective subtenants or assignees under, or of, this Lease and Landlord may do so to prospective purchasers of the Entertainment Center or to any Institutional Lender holding a first Mortgage thereon and either party may disclose the same as necessary in connection with any litigation involving the parties or as otherwise required by Law.

54.  NONDISCRIMINATION.
- ----------------------

          Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Leased Premises, or any portion thereof. The failure of Tenant to comply with this Article shall not be deemed a default under this Lease.

55.  SALE OF LEASED PREMISES.
- ----------------------------

          In the event Landlord shall sell, convey, transfer or exchange the Leased Premises, the Entertainment Center or the Building, Tenant agrees to recognize and attorn to the purchaser, or transferee, as the Landlord hereunder provided the successor landlord assumes all of Landlord's obligations under this Lease accruing from and after such transfer.

56.  CHOICE OF LAW.
- ------------------

          This Lease shall be governed by and construed pursuant to the laws of the State of California.

57.  SEVERABILITY.
- -----------------

          Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

58.  CONDITIONS PRECEDENT.
- -------------------------

          The obligations of Landlord and Tenant hereunder are subject to the full satisfaction of the following conditions precedent for the benefit of Landlord and/or Tenant as the case may be. In the event that any of the conditions set forth below have not been fully satisfied (or waived by the benefited party in writing) within the times, if any, prescribed below but in no event later than the Outside Approval Date, then either party may, at their option, terminate the Lease by delivering written notice of such termination to the other party in which event all rights and obligations of both Landlord and Tenant under this Lease shall be null and void and of no further force and effect.

          (A) Application Approval.  On or before the Outside Approval Date,
              --------------------
Landlord shall have obtained approval by the City of Arcadia of Landlord's application for Approvals for the Entertain-ment Center based on Landlord's conceptual plans and elevations and other application materials.

          (B) Receipt of Approvals.  On or before the Outside Approval Date,
              --------------------
Landlord shall have obtained all necessary governmental approvals, permits, entitlements and other authorizations for the planning, development and construction of the Entertainment Center as a retail/entertainment development as contemplated by Landlord and this Lease containing no less than 800,000 rentable square feet of leasable space plus all required parking and landscaping areas including, without limitation, final certification of an environmental impact report, zoning change and the issuance of all development, demolition, building, construction, use and/or parking permits and all other permits, approvals and entitlements that may be required in connection therewith. Landlord shall use all reasonable efforts to obtain all approvals, permits, etc. contemplated by Paragraphs (A) and (B) by the earliest practical date.

          (C) Approval of Phase I Environmental Report.  Within 45 days after
              ----------------------------------------
receipt of the Report by Tenant, Tenant shall have approved the Phase I Environmental Report for the Entertainment Center ("REPORT") which is to be
                                                    ------
prepared at Landlord's sole cost by an environmental consultant selected by Landlord (and reasonably acceptable to Tenant). Landlord shall provide Tenant written notice, separate from the transmittal of the Report to Tenant, that the Report is being sent to Tenant.

          (D) Approval of Title.  Within 45 days after submission to Tenant of
              -----------------
the commitment for the title insurance policy contemplated by Paragraph (A) of
Article 7, legible copies of all exception instruments identified therein and a current ALTA Survey of the Entertainment Center showing the location of all such exceptions capable of being shown thereon and identifying the same by their recording information, Tenant shall have approved the condition of title to the Entertainment Center and the portion of the land which comprises the Leased Premises as described in Article 7 of this Lease. Landlord shall provide Tenant written notice, separate from the transmittal of the title insurance commitment and exception instruments, that the same are being sent to Tenant.

59.  GUARANTY.
- -------------

          As a condition to Landlord's obligations under this Lease, Tenant's obligations under this Lease shall be guaranteed by AMC Entertainment, Inc., a Delaware corporation ("AMCE"), in accordance with the terms of that certain Guaranty of Lease in the form of Exhibit F attached hereto, which shall be
                                 ---------
executed by AMCE and delivered to Landlord on or prior to the date Landlord is to execute this Lease.

60.  TENANT'S EXPANSION RIGHT.
- -----------------------------

          (A) Subject to the terms of this Article 60, Landlord hereby grants to Tenant the option ("Expansion Option"),
                    ----------------
exercisable at any time within the first ten (10) years of the Lease Term, to amend this Lease to expand the Leased Premises to include approximately 12,000 to 15,000 additional feet of Floor Area, contiguous to Tenant's Building as initially constructed (the "Expansion Space"), which Expansion Space shall be
                            ---------------
within the building area depicted on Exhibit G attached hereto as "CINEMAS WITH
                                     ---------
EXPANSION". If Tenant desires to exercise Tenant's Expansion Option, Tenant shall provide Landlord with written notice ("Expansion Notice") of Tenant's
                                             ----------------
election to exercise its Expansion Option. If Tenant exercises its Expansion Option, the Expansion Space when constructed as provided herein will be added to the Leased Premises then leased by Tenant under this Lease effective as of the date the Expansion Space is completed. Tenant's Notice will specify the approximate number of additional square feet of Floor Area Tenant desires for the Expansion Space.

          (B) Tenant's lease of the Expansion Space will be on the same terms and conditions set forth in this Lease as affect the original Leased Premises; provided, however: (i) all figures in this Lease affected by the addition of the additional Floor Area of the Expansion Space to the Leased Premises will be adjusted accordingly (but the Percentage Rate for determining Annual Percentage Rent with respect to the Expansion Space shall be the Percentage Rate specified in paragraph (A) of Article 2); (ii) except as provided in paragraph (C) below, the Annual Fixed Rent attributable to the Expansion Space will be equal to the Annual Fixed Rent payable for the balance of the Leased Premises on a per square foot of Floor Area basis, as of the "Commencement Date" with respect to the Expansion Space, as adjusted thereafter from time to time in accordance with the schedule of Annual Fixed Rent set forth in this Lease; and
(iii) the improvement of the Expansion Space will be subject to the provisions of paragraph (C) below.

          (C) The improvement of the Expansion Space shall be completed substantially in accordance with the terms of Exhibit C attached hereto as
                                              ---------
applied to the Expansion Space except as provided herein to the contrary. The "Commencement Date" with respect to the Expansion Space will be the date which is the earlier of (i) 365 days after the date Tenant shall have obtained all building permits and other approvals from Governmental Authorities required for the construction of the Expansion Space (which Tenant shall apply for promptly upon the giving of Tenant's Expansion Notice and shall thereafter pursue with reasonable diligence), or (ii) the date Tenant opens the Expansion Space to the public for business. Landlord shall pay Tenant the Construction Allowance with respect to the Expansion Space as provided in paragraph (D) of Section III of Exhibit C; PROVIDED, HOWEVER, that Landlord may elect not to do so by written
- ---------
notice to Tenant given within 15 days after the giving of Tenant's Expansion Notice, in which event the Annual Fixed Rent for the Expansion Space shall be equal to the scheduled Annual Fixed Rent in the Lease (as described in paragraph
(B) above), less an amount, per
            ----
annum, equal to 12% of the product obtained by multiplying $105.00 by the number of square feet of Floor Area in the Expansion Space.

          (D) The term of Tenant's lease of the Expansion Space will expire co-terminously with the Term of Tenant's lease of the original Leased Premises, subject to extension of the Lease Term as may elsewhere be provided in this Lease. Following the commencement of the term of Tenant's lease of the Expansion Space, the parties will execute an amendment to this Lease in order to include the Expansion Space as part of the Leased Premises and to document the terms of Tenant's lease thereof.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed as of the day and year first above written.

                                     "LANDLORD"

                                     SANTA ANITA REALTY ENTERPRISES,
                                     INC., a Delaware corporation

                                     By: /s/ CHRISTOPHER T. STIRLING
                                         -------------------------------
                                     Title:  President
                                             ---------------------------

ATTEST:

/s/ BRIAN L. FLEMING
- ------------------------------
Brian L. Fleming, Secretary

                                     "TENANT"

                                     AMERICAN MULTI-CINEMA, INC., a
                                     Missouri corporation

                                     By:  /s/ ED DURWOOD
                                         --------------------------------
                                          Edward D. Durwood, President


ATTEST:

/s/ DIANE M. SCHULTE
- -------------------------------------
    Diane M. Schulte, Asst. Secretary